Pacific Life Insurance Company • [45 Enterprise, Aliso Viejo, CA 92656

www.PacificLife.com                (800) 347-7787]

READ YOUR POLICY CAREFULLY.   This is a legal contract between you, the Owner, and us, Pacific Life Insurance Company, a stock insurance company. We agree to pay the benefits of this Policy according to its provisions. The consideration for this Policy is the Application for it, a copy of which is attached, and payment of the initial and subsequent premiums.

Variable Account values and cash values are not guaranteed, and may increase or decrease depending upon Variable Account investment experience.

While Policy values may be affected by an external index, the Indexed Fixed Account Options do not directly participate in any stock or equity investment.

The method for determining the Death Benefit is described in the Death Benefit section of this Policy. The amount of the Death Benefit may be fixed or variable depending on the Death Benefit Option elected and the investment experience of the Investment Options. Please reference the Index located at the end of this contract to determine the page on which the Death Benefit is described.

Premiums are flexible, subject to minimums required to keep the Policy In Force. Even if Planned Premiums are paid, it is possible that, due to changes in interest credited, the investment performance of the Investment Options and Policy Charges, the Policy may not continue In Force; that is, it may lapse before any death benefit is payable on the death of the Insured. The initial interest rate for the Fixed Options is guaranteed for the first Policy year. Additionally, loans, withdrawals, and Death Benefit Option changes can affect the length of time the Policy stays In Force.

Signed for Pacific Life Insurance Company,

Chairman and Chief Executive Officer	Secretary

FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE WITH INDEXED OPTION(S)

•	Death Benefit Payable On The Death Of The Insured
•	Net Cash Surrender Value Payable Upon Surrender
•	Benefits May Vary Based On Investment Experience
•	Adjustable Face Amount
•	Non-Participating

Insured:	[JOHN DOE]
Owner:	[JOHN DOE]
Policy Number:	[VP99999990]
Policy Date:	[August 1, 2015]
Total Face Amount:	$[125,000]

[Free Look Right – You may return this Policy within [10] days after you receive it. To do so, deliver it or mail it to us or to the registered representative who delivered it to you. This Policy will then be deemed void from the beginning and we will refund any Premium Load deducted from the premiums, plus any Net Premiums allocated to available Fixed Options, plus the Accumulated Value allocated to the Variable Options and the Indexed Fixed Account Options, plus any monthly charges and fees deducted from the Policy’s Accumulated Value in the Variable Options.]

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DEFINITIONS

In this section, we define certain terms used throughout this Policy. Other terms may be defined in other parts of the Policy. Defined terms are usually capitalized to provide emphasis.

Accounts – consist of the Fixed Accounts, the Variable Accounts, the Indexed Accounts, and the Loan Account, each of which may be referred to as an Account.

Account Deductions – will reduce the Fixed Accumulated Value, the Variable Accumulated Value and the Indexed Accumulated Value under the Policy. An Account Deduction is any of the following:

•	Monthly Deductions under the Policy;
•	Any withdrawal from the Policy, including the withdrawal fee;
•	Standard Policy Loans;
•	Any distribution in order to maintain tax qualification under Code Section 7702 or to maintain the Policy as a non-MEC under Code Section 7702A (see Modified Endowment Contract Tax Status);
•	Payments, charges and fees under certain riders, if any; and
•	Any charge, fee, or distribution that reduces the Policy’s Accumulated Value.

Accumulated Value – The Accumulated Value is defined on each Valuation Day and equals the sum of:

•	The Fixed Accumulated Value;
•	The Variable Accumulated Value;
•	The Indexed Accumulated Value; and
•	The Loan Account Value (see the Accumulated Value section).

Administrative Office – is the office that administers your Policy. The mailing address of the Administrative Office at the time you applied for this Policy is shown in the heading of the Application. If the address changes, we will send you written notice of the new address.

Age – means the age as of the Insured’s birthday nearest to the Policy Date, increased by the number or complete Policy years elapsed.

Application – consists of the application for this Policy, including any Certificate of Health, Statement of Good Health and Insurability, amendments, and endorsements, supplements, approved policy change requests and any application for reinstatement or increase in benefits.

Basic Face Amount – is the sum of the Face Amounts of all Basic Life Coverage Layers on the Insured. The Face Amount of each initial Basic Life Coverage is shown in the Policy Specifications.

Basic Life Coverage – is insurance coverage on the Insured provided by this Policy as shown in the Policy Specifications and any related Supplemental Schedule of Coverage. Certain riders may provide life insurance coverage, but such amounts are not included in the Basic Life Coverage.

Basic Life Coverage Layer – is a layer of insurance coverage on the Insured under this policy. There may be one or more Basic Life Coverage Layers created at issue. Additionally, each increase in Basic Face Amount will comprise a new Basic Life Coverage Layer. Each Basic Life Coverage Layer has its own Face Amount, Risk Class, Coverage Layer Date, and set of charges. The Face Amount, Risk Class, Coverage Layer Date and set of charges for each initial Basic Life Coverage Layer are shown in the Policy Specifications. The Face Amount, Risk Class, Coverage Layer Date and set of charges for any Basic Life Coverage Layer added at a later time will be shown in a Supplemental Schedule of Coverage sent to you at that time.

Business Day – is a day when both we and the New York Stock Exchange are open for business.

Class – (i) is considered in determining policy charges, interest credited, and certain limitations on Policy features and benefits; and (ii) depends on a number of factors, including (but not limited to) the Death Benefit, Basic and Total Face Amount, Coverage Layer, Policy Date, Policy duration, premiums paid, Policy Accumulated Value, Policy ownership structure, the Insured’s Age and Risk Class, requested or scheduled increases in Coverage Layers, and the presence and attributes of Policy features and benefits and optional riders.

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Code – is the U.S. Internal Revenue Code of 1986, as amended.

Coverage Layer – is a Basic Life Coverage Layer or a layer of insurance coverage on the Insured under an optional rider.

Coverage Layer Date – is the date that a particular Coverage Layer is effective. Coverage Layer months, years and anniversaries are measured from this date. The Coverage Layer Date for each initial Coverage Layer is the Policy Date as shown in the Policy Specifications.

Evidence of Insurability – is information, including medical information, satisfactory to us that is used to determine insurability and the Insured’s Risk Class, subject to our approval and issue limits.

Face Amount – is the Face Amount of life insurance coverage for each Coverage Layer as shown in the Policy Specifications and any related Supplemental Schedule of Coverage. The Face Amount is subject to increase or decrease as provided elsewhere in this Policy.

Fixed Account – is an account that is part of our General Account to which all or a portion of Net Premiums may be allocated for accumulation at a fixed rate of interest declared by us.

Fixed LT Account – is an account that is part of our General Account to which all or a portion of Net Premiums may be allocated for accumulation at a fixed rate of interest declared by us.

Fixed Options – an Investment Option consisting of one or more Fixed Accounts available under this Policy, and are part of our General Account. The Fixed Accounts available as of the Policy Date are the Fixed Account and the Fixed LT Account. Net Premiums and Accumulated Value under this Policy may be allocated to one or more Fixed Accounts.

Free Look Transfer Date – the day we transfer Accumulated Value from a money market variable account that we designate to the Investment Options you choose. The cover of your Policy describes the Free Look Right provided by your Policy. If your Policy provides for a full refund of premium upon exercise of the Free Look Right, then the Free Look Transfer Date will not occur until 15 days after the Policy is placed In Force. If your Policy provides for a return of value as described on the cover, transfers will be processed according to the most recent premium allocation instructions we have received from you, without a 15 day waiting period.

General Account – consist of all of our assets other than those allocated to the Separate Accounts or to any of our other segregated asset accounts.

Indexed Account – is an account that is part of our General Account. We credit interest on an Indexed Account, in part, based on any positive change in an Index.

Indexed Fixed Account Options – an Investment Option consisting of one or more Indexed Accounts available under this Policy, and is part of the General Account. The Indexed Accounts available as of the Policy Date are shown in the Policy Specifications.

In Force – means a Policy is in effect and provides a Death Benefit on the Insured.

Insured – is the person insured under this Policy, as shown in the Policy Specifications.

Investment Options – consist of the Variable Options, the Fixed Options, the Indexed Fixed Account Options, and any additional investment options that we may add. You may allocate your Accumulated Value, net of any Policy Debt, among the Variable, Fixed and Indexed Fixed Options. Each of these Investment Options is subdivided into various Accounts. We reserve the right to add additional Investment Options, or to terminate one or more of the Investment Options at any time.

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Monthly Deduction End Date – is shown in the Policy Specifications and is the date when Monthly Deductions are no longer deducted from the Accumulated Value.

Monthly Payment Date – is the same day each month as the Policy Date and is the date on which certain Policy Charges are deducted from the Accumulated Value. The first Monthly Payment Date is the Policy Date.

Net Accumulated Value – is the Accumulated Value less any Policy Debt.

Net Amount at Risk – is the difference between the Death Benefit and the Accumulated Value.

Net Premium – is the premium we receive reduced by any Premium Load.

Owner, you, or your – refers to the Owner of this Policy, as shown in the Policy Specifications at the time of issue or in the Title Change Confirmation if ownership is changed after issue.

Policy Date – is shown in the Policy Specifications and means the date the Policy and associated riders become effective. Policy and rider months, quarters, years and anniversaries are measured from this date.

Policy Debt – is the amount necessary to repay the Policy Loan in full and is equal to the Loan Account plus any accrued Loan Interest Charge. The Policy Debt reduces any amount otherwise payable under the Policy.

Policy Specifications – is a section of the Policy that shows information specific to your Policy.

Risk Class – is used in determining Policy Charges and is determined by us during the underwriting process for each Coverage Layer. Risk Class depends on the Insured’s gender classification, health, tobacco use, and other factors. The gender classification for this Policy will be either male, female or unisex and is shown in the Policy Specifications. The Risk Class of the Insured for each initial Coverage Layer is shown in the Policy Specifications. The Risk Class of the Insured for any additional Coverage Layer will be shown in a Supplemental Schedule of Coverage sent to you at that time. Risk Class may also be referred to as Risk Classification.

Separate Account – is the Pacific Select Exec Separate Account, which is a Separate Account of ours that consists of subaccounts, also called Variable Accounts. Each Variable Account may invest its assets in a separate class of shares of a designated investment company or companies.

Supplemental Schedule of Coverage – is the written notice we will provide to you at your last known address reflecting certain changes made to your Policy after the Policy Date.

Total Face Amount – is the sum of the Basic Face Amount and the Face Amounts of any riders providing life insurance coverage on the Insured, unless specifically excluded. The Total Face Amount is used in determining the Death Benefit under this Policy and the Initial Total Face Amount is shown in the Policy Specifications or subsequent Supplemental Schedule of Coverage.

Valuation Day – is each day required by applicable law and currently includes each day the New York Stock Exchange is open for trading and our Administrative Office is open.

Valuation Period – is the period of time between successive Valuation Days.

Variable Account – is a Separate Account of ours or a subaccount of a Separate Account of ours in which assets are segregated from assets in our General Account and our other Separate Accounts. Net Premiums and Accumulated Value under this Policy may be allocated to one or more Variable Accounts.

Variable Investment Option – a Variable Account.

Variable Options – an Investment Option consisting of one or more Variable Accounts available under this Policy, and are part of the Separate Account.

We, our, ours, and us – refer to Pacific Life Insurance Company (PLIC).

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Written Request – is your signed request in writing, or on a form we provide, and received by us at our Administrative Office, containing information we need to act on the request. We will not be responsible for the validity of any Written Request.

DEATH BENEFIT

When the Policy is In Force – This Policy is In Force as of the Policy Date, subject to your acceptance of the delivered Policy and payment of the initial premium. The Policy remains In Force until the earliest of any of the following:

•	Surrender, as described in the Surrender and Withdrawal of Values provision;
•	Lapse, as described in the Policy Lapse and Reinstatement section; or
•	The death of the Insured.

Coverage under this Policy is subject to any changes we have made to the Policy at your request, and may include increases or decreases in Total Face Amount, as described in later sections of this Policy.

Death Benefit – This Policy provides a Death Benefit on the death of the Insured while this Policy is In Force. This section describes how the Death Benefit is calculated. The Death Benefit is the larger of either:

•	The Death Benefit calculated under the Death Benefit Option in effect; or
•	The Minimum Death Benefit specified below, according to the Death Benefit Qualification Test that applies to your Policy.

The Death Benefit under this Policy is subject to any increase required to qualify the Policy as Life Insurance (see Tax Qualification as Life Insurance), or to prevent this Policy from being classified as a MEC (see Modified Endowment Contract Tax Status).

Minimum Death Benefit – The Minimum Death Benefit will be determined based on the Death Benefit Qualification Test for the Policy and at any time will be no less than the minimum amount we determine to be required for this Policy to qualify as a life insurance contract under the Code.

Death Benefit Options – You elected the initial Death Benefit Option in the Application. The initial Death Benefit Option appears in the Policy Specifications. Some changes in Death Benefit Option are allowed (see Change of Death Benefit Option). The Death Benefit according to each of the Death Benefit Options is explained below.

•	Option A – The Death Benefit equals the Total Face Amount.
•	Option B – The Death Benefit equals the Total Face Amount plus the Accumulated Value.
•	Option C – The Death Benefit equals the Total Face Amount plus the sum of the premiums paid minus the sum of any withdrawals taken and any other distribution that reduces the Accumulated Value, provided that such result is limited to the amount shown in the Policy Specifications as the “Option C Death Benefit Limit”. Under this option, the Death Benefit may be less than the Total Face Amount.

Death Benefit Qualification Test – In order for your Policy to qualify as a life insurance contract under the Code, it must at all relevant times satisfy one of two Death Benefit Qualification Tests. The Policy provides a Minimum Death Benefit amount, as needed, for the policy to qualify under either of the Tests. Unless you elected otherwise in the Application, the Death Benefit Qualification Test that is specified for this Policy is the Guideline Premium Test. The Death Benefit Qualification Test that this Policy is designed to satisfy appears in the Policy Specifications. You may not change your Policy’s specified Death Benefit Qualification Test without our written consent. The two Death Benefit Qualification Tests and the Minimum Death Benefit amounts applicable to each are explained in this subsection.

1.	Cash Value Accumulation Test – If this test applies to your Policy, the Minimum Death Benefit will be no less than the greater of the minimum amount we determine to be required under the Code or 101% of the Accumulated Value.

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2.	Guideline Premium Test – If this test applies to your Policy, the Minimum Death Benefit will be no less than the Accumulated Value multiplied by the Death Benefit Percentage for the Age of the Insured as shown in the following table.

Age	Death Benefit Percentage	Age	Death Benefit Percentage	Age	Death Benefit Percentage	Age	Death Benefit Percentage

0-40	250%	50	185%	60	130%	70	115%
41	243	51	178	61	128	71	113
42	236	52	171	62	126	72	111
43	229	53	164	63	124	73	109
44	222	54	157	64	122	74	107
45	215	55	150	65	120	75-90	105
46	209	56	146	66	119	91	104
47	203	57	142	67	118	92	103
48	197	58	138	68	117	93	102
49	191	59	134	69	116	Over 93	101

Change of Death Benefit Option – The Death Benefit Option may be changed to Option A or B upon Written Request no more than once per Policy year. Changes to Option C from either Option A or B are not permitted. The Total Face Amount will be adjusted, if necessary, so that the Death Benefit immediately after the change of Death Benefit Option will be equal to the Death Benefit immediately before the change. The change will be effective on the Monthly Payment Date on or next following the day we receive your Written Request at our Administrative Office.

Unless you specify otherwise by Written Request, any request for a Death Benefit Option change will not take effect if the requested change would cause the Policy to be classified as a Modified Endowment Contract under the Code.

Change of Death Benefit Option requests will be subject to the Guideline Premium Limit as defined in the Code. This may result in one or more refunds of premiums or required distributions of Accumulated Value in order to maintain compliance with such limit, in accordance with the Tax Qualification as Life Insurance section of this Policy. Such request will not be allowed to the extent we determine that any resulting Guideline Premium limit would cause an amount in excess of the Net Cash Surrender Value to be distributed from the Policy.

Death Benefit Proceeds – The Death Benefit Proceeds (“Proceeds”) are the actual amount payable if the Insured dies while this Policy is In Force. The Proceeds are equal to the Death Benefit, as of the date of death, less any Policy Debt and less any Monthly Deductions that may be due and unpaid if death occurs during a Grace Period.

We will pay the Proceeds within two months after we receive, at our Administrative Office all of the following:

•	Satisfactory evidence of the Insured’s death such as a certified copy of the death certificate for the Insured or other lawful evidence providing equivalent information.
•	Proof of the claimant’s legal interest in the proceeds.
•	Sufficient evidence that any legal impediments to payment of Proceeds that depend on parties other than us have been resolved. Legal impediments to payment include, but are not limited to (a) the establishment of guardianships and conservatorships; (b) the appointment and qualification of trustees, executors and administrators; (c) submission of information required to satisfy state and federal reporting requirements; and (d) conflicting claims.

Proceeds paid are subject to the conditions and adjustments defined in other Policy provisions, such as General Provisions, withdrawals, Policy Loans, and Timing of Payments. We will pay interest on the Proceeds from the date of death at a rate not less than the Minimum Annual Interest Rate for Funds Left on Deposit, shown in your Policy Specifications. If payment of Proceeds is delayed more than 31 calendar days after we receive the above requirements needed to pay the claim, we will pay Death Benefit Proceeds Additional Interest annually at the rate shown in the Policy Specifications beginning with the 31st calendar day referenced above. Proceeds are paid as a lump sum unless you choose another payment method, as described in the Income Benefits section.

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Basic Face Amount Increase – You may submit an Application to increase the Basic Face Amount by adding a new Basic Life Coverage Layer. Your Application must include Evidence of Insurability and is subject to our approval. The effective date of the increased Basic Face Amount will be the first Monthly Payment Date on or next following the date all required conditions are met or any other Monthly Payment Date you request and we approve. Certain riders may restrict your ability to request unscheduled increases in Coverage Layers. Increases may be allowed more than once per policy year, however we reserve the right, uniformly to all members of the same Class, to limit Basic Face Amount increases to one per Policy year, require a minimum increase amount, and the right to charge a fee to evaluate insurability, not to exceed $100 for each evaluation.

Upon approval of any such increase, we will send you a Supplemental Schedule of Coverage, which will include the following information:

•	The increased Face Amount and the effective date of the increase;
•	The Risk Class for the increase;
•	The Maximum Monthly Cost of Insurance Rates applicable to the increase;
•	The Maximum Monthly Coverage Charge for the increase;
•	If the Guideline Premium Test is used, the Policy’s new Guideline Premiums; and
•	The Maximum Surrender Charge Factors for the new Coverage Layer.

Other Face Amount Increases – An increase in the Total Face Amount may arise when you request a change in Death Benefit Options. In this case, we will increase the Face Amount of the most recently issued Coverage Layer. If there are rider and Basic Life Coverage Layers with the same Coverage Layer Date, we will increase the rider Face Amount first. Certain riders may restrict your ability to request unscheduled increases in Coverage Layers.

Face Amount Decrease – You may request a decrease in the Total Face Amount of the Policy by providing a Written Request. A decrease in Total Face Amount is subject to each of these limits:

•	Only one requested decrease per Policy year is allowed.
•	A decrease during the first Policy year is not allowed.
•	The Basic Face Amount remaining after a decrease must be at least $10,000.

The effective date of the decreased Face Amount will be the first Monthly Payment Date on or next following the date we approved your Written Request.

Unless and until you specify otherwise by Written Request, any request for a decrease in Total Face Amount will not take effect if the requested change would cause the Policy to be classified as a Modified Endowment Contract under the Code in accordance with the Modified Endowment Contract Tax Status section of this Policy. We recommend you consult a qualified tax advisor before requesting a decrease in Total Face Amount of Coverage Layers as described below. Upon approval of any decrease, we will send you a Supplemental Schedule of Coverage to reflect the decrease.

The request for a decrease in the Total Face Amount will be subject to the Guideline Premium Limit (if specified for your Policy) as defined in the Code. This may result in one or more refunds of premiums or required distributions of Accumulated Value in order to maintain compliance with such limit, in accordance with the Tax Qualification as Life Insurance section of this Policy. Such request will not be allowed to the extent we determine that any resulting Guideline Premium limit would cause an amount in excess of the Net Cash Surrender Value to be distributed from the Policy.

Processing of Face Amount Decreases – Any reduction in the Total Face Amount, whether by Written Request or due to a withdrawal or change in Death Benefit Option, will affect the Total Face Amount by reducing the Face Amount of Coverage Layers as described below.

Coverage Layers are reduced or eliminated based on Coverage Layer Date, in order from the latest to the earliest. If more than one Coverage Layer has the same Coverage Layer Date, we will first reduce or eliminate the Face Amount of any rider Coverage Layer, and then the Face Amount of any Basic Life Coverage Layer.

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Face Amount decreases that are a result of a Death Benefit Option Change or Death Benefit acceleration may result in a Basic Face Amount below $10,000.

Policy Change Limit – We reserve the right to require Evidence of Insurability for any Policy change that would result in an increase in Net Amount at Risk and, if the Evidence of Insurability is inconsistent with our underwriting rules, we may limit or refuse the Policy change.

Change in Benefits – Under the Guideline Premium Test or the Cash Value Accumulation Test, whichever is specified for your Policy, any change in Policy or rider benefits or certain other factors may require an adjustment to the Policy’s tax qualification limits.

PREMIUMS

Premiums – The initial premium is payable either at our Administrative Office or to your registered representative before we can place your Policy In Force. At your request, we will give you a premium receipt signed by one of our officers. Additional premiums are optional and are payable at any time at our Administrative Office. We will consider any premium paid after the initial premium, whether delivered to your registered representative or otherwise, to be “received” when it is delivered to our Administrative Office. Except for the initial premium, we bear no responsibility for any premium unless it has been received by us. We reserve the right to reject premium payments less than $50 unless such premium is required to keep the Policy In Force. Premiums may be paid at any time before the Monthly Deduction End Date, subject to the premium limits below. Any payment we receive from you while you have a loan will be first considered a loan repayment, unless you tell us by Written Request it is a premium payment.

Planned Premium – The Planned Premium is the amount of premium you have told us you intend to pay and is shown in the Policy Specifications. We will send you Planned Premium Reminder Notices for as long as premiums can be paid. You may change the Planned Premium by Written Request. Payment of the Planned Premium does not guarantee that the Policy will continue In Force.

Premium Processing – We deduct the Premium Load at the time we receive the premium payment. We will credit the resulting Net Premium to the Investment Options based on your instructions on file with us.

Premium Load – The Premium Load is equal to the premium paid multiplied by the Premium Load Rate. The Premium Load Rate we use will not exceed the Maximum Premium Load Rate shown in the Policy Specifications.

Premium Allocation – Any Net Premium we receive before your Policy has been placed In Force will be allocated to a money market variable account, or a successor Account identified by us for such purpose. When all outstanding requirements to place your Policy In Force have been satisfied, the Accumulated Value will be transferred according to the most recent premium allocation instructions we have received from you. If your Policy provides for a full refund of premium upon exercise of the Free Look Right, then transfer to the Investment Options will occur on the Free Look Transfer Date. After the initial transfer to the Investment Options, any Net Premium we receive will be allocated to the Investment Options according to the most recent premium allocation instructions we have received from you, and per the terms of this Policy.

Premium Limitation – We reserve the right to require Evidence of Insurability for any premium payment that would result in an increase in the Net Amount at Risk. If such Evidence of Insurability is not satisfactory, we may limit or refuse the premium payment, unless it is necessary to keep the Policy In Force.

Guideline Premium Limit – This subsection applies only if the Guideline Premium Test is the Death Benefit Qualification Test specified in the Policy Specifications. In order for this Policy to qualify as a life insurance contract under Section 7702 of the Code, the sum of the premiums paid less a portion of any withdrawals, as specified in the Code, may not exceed the Guideline Premium Limit, which is the greater of:

•	The Guideline Single Premium; or

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•	The sum of the annual Guideline Level Premiums to the earlier of the date of payment or the Insured’s Age 100.

The Guideline Premiums are shown in the Policy Specifications. The Guideline Premiums may change whenever there is a change in the Total Face Amount of insurance, whether scheduled or otherwise, or certain other Policy benefits or factors. Any such Guideline Premium change will be shown in a Supplemental Schedule of Coverage that we will send to you at the time of the change. The Guideline Premiums are used to determine the premium limits beyond which this Policy would fail to qualify as a life insurance contract under the Code. Payment of the Guideline Premiums does not guarantee that the Policy will never lapse and additional premiums may be necessary to prevent the Policy from lapsing in the future.

The Guideline Premiums are determined by the rules that apply to this Policy as set forth in the Code. The Guideline Premiums will be adjusted to conform to any changes in the Code. To the extent that a premium payment would exceed such limits, we will refund the excess payment to you in accordance with the Tax Qualification as Life Insurance section of this Policy, provided that we may not refuse any premium payment necessary to keep this Policy In Force. Further, we reserve the right to make distributions from the Policy to the extent we deem necessary to continue to classify this Policy as a life insurance contract under the Code, in accordance with the Tax Qualification as Life Insurance section of this Policy.

Modified Endowment Contract Premium Limit – In order that this Policy not be classified as a Modified Endowment Contract under Section 7702A of the Code, the sum of premiums paid less a portion of any withdrawals may not exceed the 7-Pay limit as defined in the Code. The 7-Pay limit is the cumulative sum of the 7-Pay Premiums during the applicable 7-Pay testing period. In the event that a premium payment would cause the 7-Pay limit to be exceeded, we will refund the excess payment to you, unless you have provided a Written Request in which you accept your Policy being classified as a Modified Endowment Contract and indicate that we may accept such payments and apply them to the Policy, in accordance with the Modified Endowment Contract Tax Status section of this Policy. Payment of the 7-Pay Premium does not guarantee that the policy will never lapse and additional premium may be necessary to prevent the policy from lapsing in the future.

The 7-Pay Premium may change whenever there is a change in the Total Face Amount of insurance or in other certain Policy benefits or factors. The 7-Pay Premiums are determined according to the rules applicable to this Policy set forth in the Code. The 7-Pay Premium will be adjusted to conform to any changes in the Code. To the extent that a premium payment would cause such limits to be exceeded, we will refund the excess payment to you, in accordance with the Modified Endowment Contract Tax Status section of this Policy. Further, as indicated in that section, we will increase the Death Benefit to the extent we deem necessary to continue to classify this Policy as a non-Modified Endowment Contract under the Code.

INVESTMENT OPTIONS

Investment Options – consist of the Fixed Options, the Variable Options, and the Indexed Fixed Account Options. We reserve the right to add additional Investment Options or to terminate one or more of the Investment Options at any time.

Fixed Options – The Fixed Options are comprised of one or more Fixed Accounts. We reserve the right to add additional Fixed Accounts or to terminate or suspend one or more of the Fixed Accounts at any time. In such case, we will notify you of the change at your last known address. If we terminate a Fixed Account, we will transfer the assets held in that Fixed Account to another Fixed Account that we will identify in the notification.

Variable Options – The Variable Options are comprised of one or more Variable Accounts. We reserve the right to add additional Variable Accounts or to terminate one or more of the Variable Accounts at any time. In such case, we will notify you of the change at your last known address. If we terminate a Variable Account, we will transfer the assets held in that Variable Account to another Investment Option that we will identify in our notification.

Indexed Fixed Account Options – The Indexed Fixed Account Options are comprised of one or more Indexed Accounts. We reserve the right to add additional Indexed Accounts or to terminate one or more of the Indexed Accounts at any time. In such case, we will notify you of the change at your last known address. At Segment Maturity, any Segment Maturity Value allocated to the terminated Indexed Account will be reallocated to another Investment Option that we will identify in our notice to you.

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ACCUMULATED VALUE

Accumulated Value – The Accumulated Value is defined on each Valuation Day and is the sum of all of the following:

•	The Fixed Accumulated Value;
•	The Variable Accumulated Value;
•	The Indexed Accumulated Value; and
•	The Loan Account Value.

Fixed Accumulated Value – The Fixed Accumulated Value is the sum of the Accumulated Value in each Fixed Account. On the Policy Date, the value of the Policy’s allocations to each Fixed Account is equal to any Net Premium allocated to each Fixed Account less any allocation of the initial Monthly Deduction to those Fixed Accounts.

After the Policy Date, we calculate the Accumulated Value in each Fixed Account as follows. We credit interest on a daily basis using a 365-day year, at an annual effective rate not less than the Minimum Guaranteed Interest Rate for each Fixed Account shown in the Policy Specifications. We may credit a higher rate of interest. Each Fixed Account may have its own unique rate. While we expect to credit a higher rate of interest to the Fixed LT Account than to the Fixed Account, we do not guarantee to do so. The interest rate in effect at the beginning of the Policy year will be effective for the duration of that year.

The Accumulated Value for each Fixed Account on any Valuation Day is the total of all of the following, including interest on each:

•	The Accumulated Value for each Fixed Account on the prior Monthly Payment Date;
•	Plus the amount of any Net Premium received and allocated to each Fixed Account, since the prior Monthly Payment Date;
•	Plus the amount of any transfer to each Fixed Account, including transfers from the Loan Account, or Indexed Accounts, since the prior Monthly Payment Date;
•	Minus any Account Deductions from each Fixed Account since the prior Monthly Payment Date; and
•	Minus the amount of any withdrawals, or transfers from each Fixed Account, including transfers to the Loan Account or Indexed Accounts, since the prior Monthly Payment Date.

Variable Accumulated Value – The Variable Accumulated Value is the sum of the Accumulated Value in each Variable Account.

We calculate the Accumulated Value in each Variable Account as follows. Assets in each Variable Account are divided into Accumulation Units, which are measures of value for bookkeeping purposes.

We credit Accumulation Units to each Variable Account as a result of each of the following:

•	The amount of any Net Premium received and allocated to the Variable Account; and
•	Transfers to the Variable Account, including transfers from the Loan Account.

We debit Accumulation Units from each Variable Account as a result of each of the following:

•	Transfers from the Variable Account, including transfers to the Loan Account; and
•	Account Deductions from the Variable Account.

To determine the number of Accumulation Units debited or credited to a Variable Account as a result of a transaction, we divide the dollar amount of the transaction by the Unit Value of the affected Variable Account.

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To determine your Accumulated Value in each Variable Account, we multiply the number of Accumulation Units in the Variable Account by the Unit Value of the Variable Account. The number of Accumulation Units in each Variable Account will not change because of subsequent changes in Unit Value.

Unit Value – The initial Unit Value of each Variable Account was $10 on the day the Variable Account began operations. At the end of each subsequent Valuation Day, the Unit Value for each Variable Account is equal to (Y) times (Z) where:

(Y) is the Unit Value for that Variable Account as of the end of the prior Valuation Day; and

(Z) is the Net Investment Factor for that Variable Account as of the end of the current Valuation Day.

Net Investment Factor – Each Variable Account’s Net Investment Factor for any Valuation Period is equal to (A ÷ B), where:

(A)	equals:
(a)	the Net Asset Value per share of the corresponding portfolio shares held by the Variable Account as of the end of the current Valuation Period; plus
(b)	the per share amount of any dividend or capital gain distributions made during that Valuation Period on the portfolio shares held by the Variable Account; minus
(c)	The Separate Account charge, if any; plus or minus
(d)	any per share credit or charge for any income taxes, other taxes, or amounts set aside during that Valuation Period as a reserve for any income and/or any other taxes which we determine to have resulted from the operations of the Variable Account or Policy, and/or any taxes attributable, directly or indirectly, to premium payments; and
(B)	is the Net Asset Value per share of the corresponding portfolio shares held by the Variable Account as of the end of the prior Valuation Period.

Net Asset Value – is the portfolio shares corresponding to the Variable Account on any Valuation Day is reported to us as of the end of each Valuation Day by the investment company in whose shares the Variable Account is invested.

Indexed Accumulated Value – The Indexed Accumulated Value is the sum of the Segment Values for all Segments in each Indexed Account.

Loan Account Value – The Loan Account Value is a portion of the Accumulated Value set aside to secure the Policy Debt. The Loan Account Value is equal to the Loan Account plus Loan Interest Credit.

Processing of Account Deductions – Any Account Deductions will reduce the Investment Options under the Policy. Any such deduction is taken proportionately from the Fixed Accumulated Value and the Variable Accumulated Value. Any deduction in excess of the Fixed Accumulated Value and Variable Accumulated Value will be deducted from the Segments of the Indexed Accumulated Value (see Segment Deductions).

INDEXED FIXED ACCOUNT OPTIONS

Indexed Accounts – You may allocate all or a portion of your Policy’s Accumulated Value to one or more Indexed Accounts, for which values will vary over time based, in part, on the change in value of an external index (“Index”). The Indexed Accounts available as of the Policy Date, as well as how credits based on the Index are calculated, are shown in the Policy Specifications. We reserve the right to add additional Indexed Accounts or to cease offering one or more of the Indexed Accounts at any time. In such case, we will notify you of the change at your last known address.

Closing Value – By Closing Value of the Index, we mean the value of the Index as of the close of the New York Stock Exchange, which is usually 4:00 p.m. Eastern time. If no Closing Value is published for a given day, we will use the Closing Value for the next day for which the Closing Value is published. In calculating the change in value of the Index, we use the Closing Value of the Index.

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Substitution of Indexes – We reserve the right for any particular Indexed Account to substitute one or more Indexes for any reason, including if an Index is discontinued or no longer published. In such case, prior to the change, we will notify you and any assignee of record at the respective last known addresses. Any such substitution is subject to approval by the Interstate Insurance Product Regulation Commission (IIPRC).

Segments – Your Policy’s value in an Indexed Account is divided into Segments. Each Segment represents a transfer of Policy value from the Fixed Account to an Indexed Account.

Segments are credited with interest and comprise a portion of the Policy’s Accumulated Value. This is a summary of how Segments work:

•	Segment Creation – A new Segment is created when there is a transfer to an Indexed Account. The Segment will continue until the end of the Segment Term.
•	Segment Value Change – Over the Segment Term, the Segment will grow with the Segment Guaranteed Interest and be reduced by Segment Deductions.
•	Segment Deductions – Over the Segment Term, money may be transferred out of the Segments for Account Deductions.
•	Segment Indexed Interest – Based on the performance of the Index, additional interest may be credited to the Segment at the end of the Segment Term.
•	Segment Maturity – At the end of a Segment Term, the Segment Value is either transferred to a new Indexed Account Segment, or to the Fixed Account.

Segment Creation – A new Segment is created when there is a transfer to an Indexed Account. The date of the transfer is called the Segment Start Date or Segment Date. Segment Months and Segment Years are measured from this date. Each Segment in each Indexed Account will have its own Growth Cap and Participation Rate. These values for a particular Segment are the values in effect on the Segment Date. The guaranteed minimum values are shown in the Policy Specifications. We may provide a higher Growth Cap or Participation Rate than is shown in the Policy Specifications. Each Segment will have its own unique rates. Once a Segment is created, the Growth Cap and Participation Rate for that Segment will not change during the Segment Term.

Segment Start Dates – Segment Start Dates are the dates as of which transfers into the Indexed Account may occur. The Segment Start Dates are shown in the Policy Specifications. For Policies that have a Free Look Transfer Date (see the Definitions section to find out if your Policy has a Free Look Transfer Date), the first transfer to an Indexed Account will occur on the first Segment Start Date following the Free Look Transfer Date. We reserve the right to change the Segment Start Dates and to limit transfers into the Indexed Account, but Segment Start Dates will not occur less frequently than once per calendar quarter. If we change the Segment Start Dates, you will be notified in the Annual Report or other written notice.

Payment and Reallocation to the Indexed Accounts – Transfers to the Indexed Accounts will be based on your latest instructions on file with us. The following explains the payment and reallocation instructions for transfers to an Indexed Account:

•	Payment Instructions - These are your instructions to us, in which you designate a portion of each Net Premium or loan repayment (“Designated Amount”) to be transferred to an Indexed Account. The Designated Amount will first be deposited in the Fixed Account. Then, on the next Segment Start Date, the Designated Amount, or if less, the Fixed Account balance will be transferred from the Fixed Account to the Indexed Account. If you have given us no instructions or if your Policy is in a Lockout Period (see Lockout Period), then no allocation to the Indexed Account will occur.

•	Reallocation Instructions - At the end of the Segment Term, if a Segment has a Segment Value other than Segment Guaranteed Interest and Segment Indexed Interest, the Segment Maturity Value can be reallocated to the Fixed Account or an Indexed Account. If you have given us no instructions for such Segment Maturity Value, the value will be reallocated to the same Indexed Account to create a new Segment in the Indexed Account. If Segment Maturity Value is transferred to the Fixed Account, subsequent transfers from the Fixed Account to other Investment Options may be done according to the Transfers provisions of the Policy.

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Allocations to the Indexed Fixed Account Options – You may, by Written Request, designate an amount to be transferred from the Fixed Account to an Indexed Account. If you want to transfer money from other Investment Options into the Indexed Accounts, you must first transfer money from those Investment Options to the Fixed Account according to the Transfer provisions in this Policy, and then transfer from the Fixed Account to the Indexed Accounts as described in this section. The amount you designate for transfer, or if less, the Fixed Account balance, will then be transferred to the Indexed Account on the next Segment Start Date.

Allocations from the Indexed Fixed Account Options – You may not transfer value out of an Indexed Account to any other Investment Option before the end of the Segment Term.

Cut-Off Date – For Indexed Fixed Account Option allocations to be effective on a given Segment Start Date, all of the following must be received at our Administrative Office by 4:00 p.m. Eastern time of the Cut-Off Date, which is two Business Days prior to the Segment Start Date:

•	Any instructions for transfers or Segment Reallocations to the Indexed Accounts; or
•	Any premium payment or loan repayment intended to result in a transfer to an Indexed Account.

Order of Processing Transfers – Any reallocation of Segment Maturity Value from the Indexed Accounts to the Fixed Account will occur before any other transfer.

Segment Term and Segment Maturity – The Segment Term is the total length of time that a particular Segment can exist. The Segment Term begins on the Segment Date and ends at Segment Maturity. On Segment Maturity, we calculate any Segment Indexed Interest and credit it to the Segment (see Segment Indexed Interest).

Segment Value – The Segment Value on the Segment Date is equal to the amount transferred to the Indexed Account at such time. At any later date, the Segment Value is equal to:

•	The Segment Value as of the prior day;
•	Plus the Segment Guaranteed Interest since the prior day;
•	Minus any Segment Deductions since the prior day;
•	Plus, at Segment Maturity only, any Segment Indexed Interest credited.

Segment Guaranteed Interest – We credit interest on a daily basis to each Segment from the Segment Date to Segment Maturity, using a 365-day year, at an annual rate equal to the Segment Guaranteed Interest Rate shown in the Policy Specifications. The amount of such interest is called the Segment Guaranteed Interest.

Segment Deductions – If there is no Fixed Accumulated Value and Variable Accumulated Value, then Account Deductions are taken from the Indexed Accumulated Value. Among Indexed Accounts, deductions are taken from the Indexed Accounts in order, according to the length of the Segment Term, from shortest to longest. If there is more than one Indexed Account with the same Segment Term, deductions from each such Indexed Account will occur in numeric order according to the number designation at the end of the name of the Indexed Account, provided that deductions from any Indexed Account without such a number designation will occur before deductions from any Indexed Account with a number designation. Within each Indexed Account, deductions are made from all Segments, proportionate to Segment Value. For each Segment, the deduction is taken first from the Segment Monthly Balance, then from the Segment Guaranteed Interest.

Lockout Period – This is a 12 month period of time during which no transfers from the Fixed Account to the Indexed Accounts will be allowed. Reallocation of Segment Maturity Value to an Indexed Account is allowed during the Lockout Period. A Lockout Period will begin any time there is a deduction from an Indexed Account as a result of a loan or withdrawal that is not part of a Systematic Distribution Program.

Systematic Distribution Program – is a program of periodic distribution of Policy values that we designate as a Systematic Distribution Program. We reserve the right to discontinue such a program at any time. The program includes periodic distribution to you of a portion of the Policy’s Accumulated Value through Policy loans and withdrawals while the Insured is alive and the Policy is In Force. Contact the Company for details of how this program works.

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Segment Indexed Interest – At Segment Maturity, the Segment Indexed Interest is calculated, as described in the Policy Specifications, and credited to the Segment, resulting in the Segment Maturity Value. At Segment Maturity the maturing Segment ends and the Segment Maturity Value will be reallocated to the Fixed and Indexed Accounts according to your reallocation instructions on file with us. If you have not given us any such instructions, the Segment Maturity Value will be reallocated to a new Segment in the same Indexed Account. However, if the Segment Maturity Value consists only of the Segment Guaranteed Interest and the Segment Indexed Interest, we will transfer such value into the Fixed Account. Upon a Policy termination, no Segment Indexed Interest is credited to the Indexed Accumulated Value for any Segment that has not yet reached the Segment Maturity Date. A Segment will not be reinstated upon reinstatement of the Policy.

TRANSFERS BETWEEN FIXED OPTIONS AND VARIABLE OPTIONS

Transfers – After your initial Net Premium has been allocated according to your instructions you may, upon Written Request, transfer your Fixed and Variable Accumulated Value, or a part of it, among the Fixed Options and Variable Options as provided in this section. No transfer may be made if the Policy is in a Grace Period and the required premium has not been paid. Contact us to find out what restrictions are in effect at any time on transfers described in this section.

We reserve the right to:

•	Limit the size of transfers so that each transfer is at least $500;
•	Limit the frequency of transfers, however at least one transfer per quarter will be allowed;
•	Require that the remaining balance in any Account as a result of a transfer be at least $500;
•	Assess a charge of $25 for each transfer exceeding 12 per policy year;
•	Impose further restrictions to limit transfers between certain Investment Options, including, but not limited to, the dollar amount, the number of transfers made during a defined period, and the method used to submit transfers;
•	Otherwise waive or reduce any or all of the restrictions, uniformly to all members of the same Class, on transfers described in this section;
•	Revoke any waiver or reduction, uniformly to all members of the same Class; and
•	Terminate transfer privileges at any time.

Transfers from the Variable Options to the Fixed Account – You may transfer Accumulated Value from the Variable Options to the Fixed Options subject to limitations on allocations to the Fixed Options.

Transfers from the Variable Options to the Fixed LT Account – You may make one transfer from the Variable Options to the Fixed LT Account during any twelve-month period, subject to limitations on allocations to the Fixed Options.

Transfers from the Fixed Account to the Variable Options or Fixed LT Account – You may make one transfer from the Fixed Account during any twelve-month period. You may transfer to the Variable Options or Fixed LT Account, or both. You may transfer up to 100% of the value in the Fixed Account to the Fixed LT Account. You may transfer to the Variable Options the greatest of the following:

1.	$5,000; or
2.	25% of the Accumulated Value in the Fixed Account; or
3.	The total amount transferred in the prior policy year from the Fixed Account to the Variable Options.

Transfers from the Fixed LT Account to the Variable Options or Fixed Account – You may make one transfer from the Fixed LT Account to the Variable Options or Fixed Account during any twelve-month period. Such transfer is limited to the greatest of the following:

1.	$5,000; or
2.	10% of the Accumulated Value in the Fixed LT Account; or
3.	The total amount transferred in the prior policy year from the Fixed LT Account to either the Fixed Account or the Variable Options.

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Allocations to the Fixed Options – We reserve the right to limit aggregate allocations to the Fixed Options during the most recent 12 months for all policies in which you have an ownership interest or to which payments are made by a single payor, to $1,000,000.

Any excess over such limits will be allocated to your other Investment Options according to your most recent instructions. Allocations include Net Premium payments, transfers and loan repayments.

POLICY CHARGES

Monthly Deduction – The Monthly Deduction provides coverage for the Policy month following the Monthly Payment Date and is deducted from the Accumulated Value on each such date before the Monthly Deduction End Date. It is equal to the sum of the following items:

•	The Cost of Insurance Charge;
•	The Administrative Charge;
•	The Coverage Charge;
•	The Indexed Fixed Account Option Charge; and
•	Rider or benefit charges, if any.

The maximum for each such charge is described below or in the rider or benefit forms. We may charge less than such maximum charge. Any lesser charge will apply uniformly to all members of the same Class. The charges, including the Cost of Insurance Charge, can be adjusted by us in our sole and exclusive discretion and such adjustment can be based on our experience factors such as investment earnings, mortality, persistency, taxes, and expenses, but will not exceed the maximums as shown in the Policy Specifications. We may profit from such charges, and may use those profits for any lawful purpose, such as the payment of distribution and administrative expenses. The Monthly Deduction is deducted from the Policy’s Investment Options. Unless you provide otherwise, the Monthly Deduction will be processed as an Account Deduction. There are no Monthly Deductions on and after the Monthly Deduction End Date, which is shown in the Policy Specifications.

Cost of Insurance Charge – The Cost of Insurance Charge is the sum of the Cost of Insurance Charges for all Coverage Layers. The Cost of Insurance Charge for each Coverage Layer is equal to (1) multiplied by (2), where:

(1) is the Monthly Cost of Insurance Rates per Coverage Layer divided by 1000 as shown in the Policy Specifications; and

(2) is the Death Benefit divided by the Net Amount at Risk Factor as shown in the Policy Specifications, reduced by the Accumulated Value as of the beginning of the Policy month before the Monthly Deduction is assessed.

If there are multiple Coverage Layers, the Net Amount at Risk is allocated proportionately to each Coverage Layer according to Total Face Amount.

Cost of Insurance Rates – The Maximum Monthly Cost of Insurance Rates for each Coverage Layer are shown in the Policy Specifications or, if applicable, in the Supplemental Schedule of Coverage that is sent to you when a Coverage Layer is added. We reserve the right to charge rates that are lower than the maximums shown. Any lower Cost of Insurance Rates will apply uniformly to all members of the same Class.

Additionally, under certain circumstances, this Policy may qualify for AV Ratio Cost of Insurance Rates described below.

Administrative Charge – The Administrative Charge is shown in the Policy Specifications.

Coverage Charge – The Coverage Charge is the sum of the Coverage Charges for all Coverage Layers. The Coverage Charge for each Coverage Layer will not exceed the Coverage Charge shown in the Policy Specifications or, if applicable, the Supplemental Schedule of Coverage that is sent to you when a Coverage Layer is added. This charge is based on the Face Amount of the Coverage Layer as of its effective date. The Coverage Charge will not decrease even if the Face Amount of the associated Coverage Layer is decreased.

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Indexed Fixed Account Option Charge – The Index Fixed Account Option Charge is the sum of the charge for each Indexed Account, which is equal to the Monthly Indexed Account Charge Rate for that Indexed Account, as shown on the Policy Specifications, multiplied by the value of that Indexed Account as of the Monthly Payment Date. The Indexed Fixed Account Option Charge is part of the Monthly Deduction assessed against the policy’s Accumulated Value.

Rider Charges – Any rider or benefit charges are described in the rider or benefit forms.

Tax Related Charges – In addition to the charges described in this Policy, we reserve the right to make a charge for federal, state or local taxes generated by this Policy, or generated by our operations with respect to this Policy, to the extent such tax was not applicable to the Policy or our operations at the time of Policy issuance.

AV RATIO

AV Ratio –The AV Ratio as of the Monthly Payment Date is equal to a ÷ b where:

a = the Accumulated Value at the beginning of the Policy month before the Monthly Deduction is charged; and

b = the Death Benefit after any policy changes but before the Monthly Deduction is charged.

In order to determine if the AV Ratio Cost of Insurance Rates can be used, on each Monthly Payment Date, we will calculate the AV Ratio of the Policy and compare it to the current Threshold Percentage. We reserve the right to use Threshold Percentages lower than the Maximum Threshold Percentage shown in the Policy Specifications. Any lesser Threshold Percentage will apply uniformly to all members of the same Class.

AV Ratio Cost of Insurance Rates – Upon the later of the Insured’s age 100 or the 26th Coverage Year, Cost of Insurance Rates for certain coverage layers may be calculated using the AV Ratio of this Policy. These Cost of Insurance Rates may be less than, but will be no greater than the Maximum Cost of Insurance Rates shown in the Policy Specifications. If the AV Ratio is greater than or equal to the Threshold Percentage, then the AV Ratio Cost of Insurance Rates may be used.

If the AV Ratio is less than the Maximum Threshold Percentage, then the AV Ratio Cost of Insurance Rates will not be used and the current Cost of Insurance Rate will be used.

POLICY LAPSE AND REINSTATEMENT

Grace Period – We will use the Policy’s Accumulated Value, reduced by Policy Debt, to determine if the Policy will lapse. If that amount is not sufficient to provide for the Policy’s Monthly Deductions, the Policy will enter the Grace Period. A Grace Period of 61 days will be allowed for the payment of sufficient loan repayment or premium to keep your Policy In Force. The Grace Period begins on the Monthly Payment Date on which the insufficiency occurred and ends 61 days thereafter. At the start of the Grace Period, we will provide a grace notice to you, any assignee of record, and any additional person designated to receive notice of lapse or termination. Any premium payments sent to us by United States mail and postmarked within the Grace Period will be accepted. There is no penalty for paying a premium during the Grace Period. Your Policy will remain In Force during the Grace Period.

Notification of Pending Termination for Non-Payment – Thirty days after the Monthly Payment Date on which the insufficiency occurred, we will provide a notification to you, any assignee of record, and any additional person designated to receive notice of lapse or termination (grace notice). The notice will be provided to each person at their last known addresses by first class United States mail, postage prepaid, and will state the due date and the amount of loan repayment or premium required for your Policy to remain In Force. A minimum of the Monthly Deduction due plus three times the Monthly Deduction due when the insufficiency occurred, plus any applicable Premium Load, must be paid.

Lapse – If sufficient loan repayment or premium is not paid by the end of the Grace Period, a lapse will occur. If the Insured dies during the Grace Period, the Death Benefit will be equal to the Death Benefit as of the beginning of the Grace Period reduced by any overdue charges. Upon lapse, the Policy will terminate with no value. We recommend you consult a qualified tax advisor before allowing your policy to lapse.

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Reinstatement – If it has not been surrendered, this Policy may be reinstated within three years after the end of the Grace Period. To reinstate this Policy you must provide us with all of the following:

•	A written Application;
•	Evidence of Insurability satisfactory to us that the Insured is insurable in the same Risk Class as when the Policy was issued;
•	Sufficient premium, after reduction by any Premium Load, to cover all Monthly Deductions and Policy Loan Interest Charges due and unpaid during the Grace Period;
•	Sufficient premium, after reduction by any Premium Load, to keep the Policy In Force for three months after the date of reinstatement; and
•	Sufficient premium to cover any negative Accumulated Value if there was a Policy loan or other outstanding Policy Debt at the time of Lapse.

The effective date of the Policy reinstatement will be the Monthly Payment Date on or next following the date we approve your reinstatement Application. At reinstatement each of the following applies:

•	The Net Accumulated Value will be the same as it was at the beginning of the Grace Period.
•	The Maximum Surrender Charges and Policy Charges (other than Cost of Insurance Charges) for Basic Life Coverage under this Policy will resume on their schedule as of the Monthly Payment Date when lapse occurred.
•	Cost of Insurance Charges will be calculated using Cost of Insurance Rates that resume their original schedule as if lapse had never occurred, reflecting the Insured’s Age at reinstatement and Policy duration measured from the original Policy Date.
•	If there was a Policy loan at the time of lapse, we will not reinstate the loan. The Accumulated Value upon reinstatement will equal the Accumulated Value at the date of lapse less the Policy Debt at the time of lapse. Any negative Accumulated Value will be due in addition to sufficient premium at the time of reinstatement.

After the reinstatement premium has been applied, regular Policy processing will occur for the period of time when coverage was provided during the Grace Period. There will be no Monthly Deductions and no interest credits between the time of lapse and reinstatement.

SURRENDER AND WITHDRAWAL OF VALUES

Surrender – Upon Written Request while the Policy is In Force, you may surrender this Policy for its Net Cash Surrender Value. The Policy will terminate on the date the Written Request is received at our Administrative Office. The Policy cannot be surrendered during the Grace Period.

Cash Surrender Value – The Cash Surrender Value is the Accumulated Value less any Surrender Charge.

Net Cash Surrender Value – The Net Cash Surrender Value is the Cash Surrender Value less any Policy Debt.

Surrender Charge – If you surrender this policy, there may be a Surrender Charge deducted from the Accumulated Value.

Determining a Surrender Charge – In order to determine if a Surrender Charge will be deducted from the Accumulated Value upon surrender of the Policy, a calculation will be done. The Surrender Charge will not exceed the lesser of a or b where:

a = the Maximum Surrender Charge; and

b = the Surrender Benefit Cap Percentage multiplied by the Net Accumulated Value.

The Surrender Benefit Cap Percentage is shown in the Policy Specifications.

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Maximum Surrender Charge – The Maximum Surrender charge is the sum of the Maximum Surrender Charges on each Coverage Layer. The Maximum Surrender Charge as of the beginning of each Coverage Year for each initial Basic Life Coverage Layer is shown in the Policy Specifications. On each Monthly Payment Date during the policy year, the Maximum Surrender Charge is reduced by 1/12 of the Reduction Factor as shown in the Policy Specifications.

If there have been decreases in the Face Amount of any Coverage Layer, including decreases due to withdrawals, the Maximum Surrender Charge for that Coverage Layer will not change as a result of the decrease. The Maximum Surrender Charge described is the guaranteed maximum charge. We may charge less than such guaranteed maximum charge. Any lesser charge will apply uniformly to all members of the same Class.

In addition, any Coverage Layer representing an increase in Basic Life Coverage will have an associated Surrender Charge and Reduction Factor. The Maximum Surrender Charge and Reduction Factor will be provided in a Supplemental Schedule of Coverage. The Maximum Surrender Charge for any such Coverage Layer will be effective as of the Coverage Layer Date and as of the beginning of each Coverage Year thereafter, and will decrease in the same manner as each initial Basic Life Coverage Layer.

Withdrawals – Upon Written Request on or after the first Policy anniversary and until the Monthly Deduction End Date, you may withdraw a portion of the Accumulated Value of this Policy. The amount of any withdrawal must be at least $200.

The maximum amount available for a withdrawal on any date is equal to the Accumulated Value less all of the following:

•	Any Maximum Surrender Charge;
•	Any existing Policy Debt; and
•	$500.

We reserve the right to charge a fee not to exceed $25 for each withdrawal and the right to disallow any withdrawal that would result in a Basic Face Amount of less than $10,000 after the withdrawal. There is no Surrender Charge imposed for a withdrawal, even if the Total Face Amount is reduced as a result of the withdrawal.

Withdrawals will be deducted from the Accumulated Value. When you take a Withdrawal, the amount of the withdrawal and any withdrawal fee is deducted from the Policy’s Investment Options. Unless you provide otherwise, any such deduction will be deducted from the Accumulated Value as an Account Deduction.

If Death Benefit Option A is in effect at the time of a withdrawal, and if a requested withdrawal would increase the Net Amount at Risk, we will decrease the Total Face Amount by the minimum amount necessary to prevent the Net Amount at Risk from increasing as a result of the withdrawal, except:

1.	During the first 15 Policy years, but only in the case of the first withdrawal of a given Policy year, the Total Face Amount will be decreased only to the extent that the withdrawal exceeds the lesser of $10,000 or 10% of the Accumulated Value less any Maximum Surrender Charge and Policy Debt, or
2.	In any Policy year, but only if both:
(a)	the Death Benefit Qualification Test specified for your Policy is the Guideline Premium Test, and
(b)	the Guideline Premium Limit, as determinable at the time of the decrease in Total Face Amount, would, as a result of the current withdrawal, fail to remain greater than zero at all times prior to Age 100, we will decrease the Total Face Amount as follows:
i.	If cumulative withdrawals for the 12-month period ending on the date of the current withdrawal do not exceed 15% of the Total Face Amount, we will limit the Total Face Amount decrease so that the Guideline Premium Limit, as determinable at the time of the decrease in Total Face Amount, would remain greater than zero at all times prior to Age 100.
ii.	If cumulative withdrawals for the 12-month period ending on the date of the current withdrawal exceed 15% of the Total Face Amount, we will decrease the Total Face Amount to the extent of such excess in addition to the Total Face Amount decrease calculated per i. above on the cumulative withdrawals of 15% of the Total Face Amount.

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iii.	For the purpose of the 15% test in i. and ii. above, the Total Face Amount will be the highest Total Face Amount in effect during the current policy year through the date of the withdrawal.

In any instance where both exceptions 1. and 2. above apply, we will decrease the Total Face Amount by the lesser of the two decrease amounts.

If such a reduction in Total Face Amount would cause the Policy to become a Modified Endowment Contract, we will not process your withdrawal request unless and until we receive your Written Request to have your Policy classified as a Modified Endowment Contract in accordance with the Modified Endowment Contract Tax Status section of this Policy.

If Death Benefit Option B is in effect at the time of a withdrawal, the withdrawal will not reduce the Total Face Amount. The withdrawal will reduce the Accumulated Value, which has the effect of reducing the Death Benefit that would be payable (see the Death Benefit section for details).

If Death Benefit Option C is in effect at the time of a withdrawal, the withdrawal will not reduce the Total Face Amount, but it will increase the sum of the withdrawals, which has the effect of reducing the Death Benefit (see the Death Benefit section for details).

If the Insured dies after the request for a withdrawal is received by us and prior to the withdrawal being processed, the withdrawal, if allowed under this provision, will be processed and paid to the Owner, or to the Owner’s estate before the Death Benefit Proceeds are determined and paid to the beneficiary.

TIMING OF PAYMENTS AND TRANSFERS

Variable Options – With respect to allocations made to the Variable Options, we will calculate values for surrenders, withdrawals, loans and, unless transfers are restricted, transfers as of the end of the Valuation Day on or next following the day on which we receive your instructions. For any portion of Death Benefit depending on the Variable Accumulated Value, we will calculate such value as of the end of the Valuation Day on or next following the day on which the Insured’s death occurs. We will pay such amounts and will process such transfers within seven days after we receive all the information needed for the transaction. However, we may postpone the calculation, payment or transfer of any such amounts derived from any of the Variable Accounts, if any of the following occur:

•	The New York Stock Exchange is closed on other than customary weekend and holiday closings;
•	Trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission (SEC);
•	An emergency exists, as determined by the SEC, as a result of which it is not reasonably practicable to determine the value of the Variable Account assets or corresponding portfolio assets or to dispose of Variable Account securities; or
•	The SEC by order permits postponement for the protection of Policy Owners.

Other Allocations – With respect to allocations to Accounts other than those made to the Variable Options, we may defer surrenders, withdrawals, loans (except for loans to pay a premium on any policy issued by us), and transfers from such Accounts, for up to six months after we receive your request.

With respect to transfers, we will disclose in written notice to you, the effective date of the transfer, the reason for the delay, and the value of the transfer as of the date we received your transfer request.

Deferral – If we defer payment of surrenders, withdrawals or loans for more than 10 days after we receive your request, we will pay interest at the rate required by the state in which this Policy is delivered, but not less than an annual rate equal to the guaranteed rate payable on the Fixed Options.

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INCOME BENEFITS

Income Benefits – All or part of any Death Benefit proceeds and Net Cash Surrender Value proceeds, when due and paid, may be distributed over a period of time instead of being paid in a lump sum. If you elect to distribute the proceeds over a period of time, you may select any one, or a combination of the Income Benefit plans available, subject to our minimum amount requirements on the date of election. At the time of death, if an Income Benefit plan has not been selected, the Beneficiary may select one that is available. If the payee is not a natural person, the choice of a payment option will be subject to our approval. Prior to any payment, you may contact us to obtain information on our currently available plans.

STANDARD POLICY LOANS

Standard Policy Loans – You may obtain Policy loans by Written Request after the Free Look Transfer Date (see the Definitions section of your Policy to find out if it has a Free Look Transfer Date), on the sole security of this Policy. We recommend you consult a qualified tax advisor before requesting a Policy loan.

Loan Account – When a Policy loan is taken, an amount equal to the loan will be deducted from the Accumulated Value as an Account Deduction and added to the Loan Account. Prior to the first loan taken, the Loan Account is zero. If there is a Loan Repayment, an amount equal to the Loan Repayment is deducted from the Loan Account or such lesser amount that will reduce the Loan Account to zero.

Loan Amount Available – The amount of the loan must be at least $200. The maximum amount available for a loan on any date is equal to the Accumulated Value:

•	Three times the most recent Monthly Deduction;
•	Any Maximum Surrender Charge; and
•	Any existing Policy Debt.

Loan Repayment – You may make loan repayments at any time prior to lapse of this Policy. Any Premiums we receive from you while you have a loan will be first considered a loan repayment, unless you tell us by Written Request it is a premium payment.

Loan Interest Charge – Interest will accrue daily and will be due on each Policy anniversary. The Loan Interest Charge is calculated using the simple interest method and is based on the balance in the Loan Account, using the Maximum Guaranteed Annual Loan Interest Charge Rate, shown in your Policy Specifications. We may use a lower Loan Interest Charge rate. The corresponding daily interest rate is equal to the annual rate divided by 365. If the Policy terminates before a Policy anniversary, the Loan Interest Charge will be due at such time.

Loan Interest Credit – Loan Interest Credit will accrue daily. The Loan Interest Credit is calculated using the simple interest method and is based on the balance in the Loan Account using the Minimum Guaranteed Annual Loan Account Interest Crediting Rate, shown in the Policy Specifications. The corresponding daily interest rate is equal to the annual rate divided by 365.

Loan Processing on Policy Anniversary – On each Policy anniversary, the Loan Interest Charge is due. Any portion of the Loan Interest that is not paid when due will be added to the Loan Account and bear interest at the same rate. Further, on each Policy anniversary we will adjust the values of the Policy Debt, Loan Account and Loan Account Value so that they are equal to each other. If the Policy Debt is greater than the Loan Account Value, which is generally the case when the Policy loan interest has not been fully paid, the excess of the Policy Debt over the Loan Account Value will be processed as an Account Deduction. If the Loan Account Value is greater than the Policy Debt, which is generally the case when the Policy loan interest has been paid, the excess will be transferred according to your most recent premium allocation instructions.

SEPARATE ACCOUNT PROVISIONS

Separate Account – We established the Separate Account and maintain it under the laws and regulations of our state of domicile. The assets of the Separate Account shall be valued at least as often as any Policy benefits vary, but at least monthly. The Separate Account is divided into subaccounts, called Variable Accounts. Income and

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realized and unrealized gains and losses from the assets of each Variable Account are credited or charged against it without regard to our other income, gains or losses. Assets may be put in our Separate Account to support this Policy and other variable life policies. Assets may be put in our Separate Account for other purposes, but not to support contracts or policies other than variable life contracts or policies.

The assets of our Separate Account are our property. The portion of its assets equal to the reserves and other Policy liabilities with respect to our Separate Account will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of a Variable Account in excess of the reserves and other liabilities with respect to that Variable Account to another Variable Account or to our General Account. All obligations arising under the Policy are general corporate obligations of ours. We do not hold ourselves out to be trustees of the Separate Account assets. We may establish additional Separate Accounts in our discretion.

Variable Accounts – Each Variable Account may invest its assets in a separate class of shares of a designated investment company or companies. The Variable Accounts of our Separate Account that were available for your initial allocations are shown in your Application for this Policy. From time to time, we may make other Variable Accounts available to you. We will provide you with written notice of all material details including investment objectives and all charges.

We reserve the right, subject to compliance with the law then in effect, to:

•	Change or add designated investment companies;
•	Add, remove or combine Variable Accounts;
•	Add, delete or make substitutions for the securities that are held or purchased by the Separate Account or any Variable Account;
•	Register or deregister any Variable Account under the Investment Company Act of 1940;
•	Change the classification of any Variable Account;
•	Operate any Variable Account as a managed investment company or as a unit investment trust;
•	Combine the assets of any Variable Account with other separate accounts or subaccounts of ours or our affiliates;
•	Transfer the assets of any Variable Account to other separate accounts or subaccounts of ours or our affiliates;
•	Run any Variable Account under the direction of a committee, board, or other group;
•	Restrict or eliminate any voting rights of Policy Owners with respect to any Variable Account, or other persons who have voting rights as to any Variable Account;
•	Change the allocations permitted under the Policy;
•	Terminate and liquidate any Variable Account; and
•	Make any other change needed to comply with law.

If any of these changes result in a material change in the underlying investment of a Variable Account of our Separate Account, we will notify you of such change.

Unless required by law or regulation, an investment policy may not be changed without our consent. We will not change the investment policy of the Separate Account without the approval of the Insurance Commissioner of our state of domicile. The process for such approval is on file.

OWNER AND BENEFICIARY

Owner – The Owner of this Policy is as shown in the Policy Specifications or as later changed by Written Request. If you change the Owner, the change is effective on the date the Written Request is signed, unless otherwise specified by the Owner, subject to our receipt of it and subject to any action taken or payment made by us prior to its receipt. If there are two or more Owners, they will own this contract as joint tenants with right of survivorship, unless otherwise provided by Written Request. We recommend you consult a qualified tax advisor before requesting a change of Owner.

Assignment – You may assign this Policy by Written Request. An assignment must be recorded at our Administrative Office. When received, the assignment will take effect as of the date the Written Request was signed unless otherwise specified by the Owner. Any rights created by the assignment will be subject to any payments made or actions taken by us before the assignment is recorded. We will not be responsible for the validity of any assignment. We recommend you consult a qualified tax advisor before requesting an assignment.

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Beneficiary – The beneficiary is named by you in the Application to receive the Death Benefit Proceeds. You may name one or more beneficiaries. If you name more than one beneficiary, they will share the Death Benefit Proceeds equally or as you may otherwise specify by Written Request. If you have named a contingent beneficiary, that person becomes the beneficiary if the beneficiary dies before the Insured. A beneficiary may not, on or after the Insured’s death, assign, transfer or encumber any benefit payable. To the extent allowed by law, Policy benefits will not be subject to the claims of any creditor of any beneficiary.

You may make a change of beneficiary by Written Request while the Policy is In Force. Beneficiary Change Request forms are available from us. The change will take place as of the date the request is signed unless otherwise specified by the Owner. Any rights created by the change will be subject to any payments made or actions taken by us before we have received the Written Request. You may designate an irrevocable beneficiary whose rights under the Policy cannot be changed without his or her written consent.

The interest of a beneficiary who does not outlive the Insured will be divided pro-rata among the surviving beneficiaries. If no beneficiaries survive the Insured, the Death Benefit Proceeds will pass to the Owner, or the Owner’s estate if the Owner does not survive the Insured. In the event of a simultaneous death of the Insured and a beneficiary such that it cannot be determined who died first, it will be assumed, unless proof to the contrary is provided, that the beneficiary died last.

GENERAL PROVISIONS

Entire Contract – This Policy is a contract between you and us. This Policy, the attached copy of the initial Application, including any supplements, amendments and endorsements to the Application, any Supplemental Schedules of Coverage, any Applications for Reinstatement, all subsequent Applications to change the Policy including change in smoking status, Risk Class, any endorsements, benefits, or riders, and all additional Policy information sections added to this Policy are the Entire Contract. Only our President, Chief Executive Officer or Secretary is authorized to change this contract or extend the time for paying premiums. Any such change must be in writing.

All statements in the Application shall, in the absence of fraud, be deemed representations and not warranties. We will not use any statement to contest this Policy or defend a claim on grounds of misrepresentation unless the statement is in an Application.

Incontestability – We will not contest this Policy unless there was a material misrepresentation in the Application or, when permitted by applicable state law, where the Policy was procured through fraud. If we determine that the Application contains a material misrepresentation, we will rescind the Policy and return to you the premiums paid less any Policy loans and any withdrawals taken. No Death Benefit will be paid. After the Policy has been In Force for two years during the Insured’s lifetime, this Policy cannot be contested except for failure to pay required premiums or if the Policy was procured by fraud.

If this Policy lapses and is later reinstated, we will not contest the reinstated Policy unless there was a material misrepresentation in the Application required for reinstatement, or, when permitted by applicable state law, where the Policy was procured through fraud, or for failure to pay required premiums. If we determine that such Application contains a material misrepresentation, we will rescind the reinstated Policy as of the reinstatement date and return to you the premiums paid after the reinstatement date less any Policy loans and any withdrawals taken after the reinstatement date. No Death Benefit will be paid. After the reinstated Policy has been In Force for two years during the Insured’s lifetime, this Policy cannot be contested except for failure to pay required premiums or if the Policy was procured by fraud.

If there has been a change to the Policy for which we required the Insured to submit Evidence of Insurability, we will not contest such a change unless there was a material misrepresentation in the Application required for the change, or, when permitted by applicable state law, where the change was procured through fraud, or for failure to pay required premiums. If we determine that such Application contains a material misrepresentation, we will rescind the Policy change and all Policy Charges made after the change will be reversed and corrected charges applied so that

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the Policy’s Accumulated Value will be unaffected by the change. Any Death Benefits or other benefits that become payable will be determined as though the Policy change had never been requested. After the changed Policy has been In Force for two years during the Insured’s lifetime, we will not contest any such change except for failure to pay required premiums or if the change was procured by fraud.

Non-Participating – This Policy will not share in any of our surplus earnings.

Suicide Exclusion – If the Insured dies by suicide, while sane or insane, within two years of the Policy Date, the Death Benefit Proceeds will be limited to an amount equal to the sum of the premiums paid, less the sum of any Policy loans and withdrawals. If this Policy has been reinstated and the Insured dies by suicide, while sane or insane, within two years of the latest reinstatement date, the Death Benefit Proceeds will be limited to an amount equal to the sum of the premiums paid less the sum of any Policy loans and withdrawals taken since such date.

If the Insured dies by suicide, while sane or insane, after two years from the Policy Date but within two years after the effective date of any increase in the Total Face Amount, or if applicable, the latest reinstatement date, the Death Benefit Proceeds will be limited by all of the following adjustments:

1.	Any such increase in Total Face Amount will be excluded;
2.	Refund of the portion of Monthly Deductions associated with any such increase will be included; and
3.	Premium Load associated with the portion of Monthly Deductions referred to in 2) above will be included.

Misstatement – There will be a Policy adjustment if there is a misstatement on the Application of the Insured’s:

•	Birth date
•	Sex. Sex does not apply to Policies issued as unisex; see the Policy Specifications to determine if this Policy was issued as unisex.

If the misstatement is discovered on or after the death of the Insured, the Death Benefit shall be the Minimum Death Benefit for the correct sex and birth date of the Insured, or if greater, a Death Benefit based on a Net Amount at Risk adjusted by the ratio of the incorrect Cost of Insurance Rate to the correct Cost of Insurance Rate. The adjusted Net Amount at Risk will result in an adjusted Death Benefit, since the Death Benefit depends on the Net Amount at Risk.

If the misstatement is discovered before the death of the Insured, we will not recalculate the Accumulated Value, but we will use the correct sex and birth date of the Insured in calculating future Monthly Deductions.

Maturity – This Policy does not mature, but will continue In Force so long as the Insured is alive and the Policy has not been surrendered and lapse has not occurred.

Monthly Deduction End Date – Provided the Policy is still In Force, coverage will continue on and after the Monthly Deduction End Date, subject to all Policy provisions, with all of the following exceptions and clarifications:

•	Monthly Deductions will cease;
•	Premiums will not be accepted, except amounts required to keep the Policy In Force;
•	Loans will be allowed;
•	Loan repayments will be permitted;
•	Loan Interest Charges and Loan Interest Credits will continue to accrue; and
•	Withdrawals will not be allowed.

Annual Report – A report will be mailed to your last known address no less frequently than annually. This report will show all of the following:

•	The beginning and end dates of the reporting period;
•	The Accumulated Value at the beginning and end of the reporting period;
•	Amounts that have been credited or debited to the Accumulated Value during the reporting period, identified by type;
•	The Death Benefit at the end of the reporting period on each life covered by the Policy;
•	The Net Cash Surrender Value at the end of the reporting period;

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•	Any Policy Debt outstanding at the end of the reporting period;
•	A notice if the Net Cash Surrender Value will not be sufficient to keep the Policy In Force until the end of the next reporting period, unless further premium payments are made; and
•	Any other information required by law.

In addition to the above report, we will also mail you an annual report containing financial statements for the Separate Account and the designated investment company or companies or other designated portfolio(s) in which the Separate Account invests. The latter report will include a list of the portfolio securities of the investment company, or of any other designated portfolio, as required by the Investment Company Act of 1940. We will also send any other reports as required by federal securities law.

Policy Illustrations – Upon request we will give you a hypothetical illustration of the future benefits under this Policy based upon both guaranteed and current cost factor assumptions. Such illustrations reflect assumptions about the Policy’s non-guaranteed elements and about how you will use the Policy’s options. Over time the Policy’s actual non-guaranteed elements, and your actual use of the Policy’s options, are likely to vary from the assumptions used in such illustrations. For these reasons, actual Policy values will likely be more or less favorable than shown in such illustrations. We reserve the right to charge a fee not to exceed $25 for each illustration in excess of one per Policy year.

Juvenile Insured – This provision only applies if the Insured was under Age 18 on the Policy Date. Beginning when the Insured attains Age 18, you will have an opportunity to request a change to your Policy’s Risk Class as compared with the Risk Class that applied prior to Age 18. This may reduce the actual Cost of Insurance Charge that is deducted from your Policy’s Accumulated Value. At least 60 days prior to the Insured’s Age 18, we will send to your last known address a notice of your right for a change to a different Risk Class for the Insured. In order to qualify for a changed Risk Class, you will be required to supply Evidence of Insurability satisfactory to us. In order for said Risk Class to take effect at Age 18, you must make the Written Request prior to Age 18. If you do not request to change the Risk Class for the Insured, a Risk Class of “Standard Smoker” will be assigned.

Basis of Values – All nonforfeiture values for this Policy will be at least equal to the minimums required by the Uniform Standards and Operating Procedures adopted by the Interstate Insurance Product Regulation Commission. A detailed statement showing how such values are determined has been filed with the Interstate Insurance Product Regulation Commission. To calculate the minimum required nonforfeiture values, we use the Minimum Guaranteed Interest Rate for Fixed Options shown in the Policy Specifications or the rate required by the Interstate Insurance Product Regulation Commission and mortality rates from the 2001 CSO mortality tables using age nearest birthday. The rates we use are the same for both smokers and nonsmokers and are sex-distinct unless this Policy is issued on a unisex basis, in which case male rates are used.

Cash values available under the Policy are not less than the minimum values and benefits required by or pursuant to the NAIC Variable Life Insurance Regulation, model #270 using Actuarial Guideline XXIV.

Ownership of Assets – We have the exclusive and absolute control of our assets, including all assets in the Separate or Variable Accounts.

Tax Qualification as Life Insurance – This Policy is intended to qualify as a life insurance contract for federal tax purposes, and the Death Benefit under this Policy is intended to qualify for federal income tax exclusion. The provisions of this Policy, including any rider, benefit or endorsement that does not specifically override this tax qualification provision, shall be interpreted to ensure and maintain such tax qualification, despite any other provision to the contrary. At no time shall the amount of Death Benefit under this Policy ever be less than the minimum amount needed to ensure or maintain such tax qualification. If need be, the Death Benefit shall be increased retroactively and prospectively to the minimum extent necessary to accomplish that purpose. In addition, the Accumulated Value will be reduced to reflect the increased Monthly Deductions that result from such Death Benefit increase(s), starting on the date that each increase is effective. We reserve the right to amend this Policy from time to time to reflect any clarifications that may be needed or are appropriate to maintain such tax qualification or to conform the Policy provisions to any applicable changes in such tax qualification requirements, as provided in the Code or any published IRS guidance relating thereto, without consent (where allowed by law). We will send you a copy of such amendment. As of the effective date of the filing of this Policy in the state in which it was delivered, the Internal Revenue Service has not published final guidance on all aspects of the tax treatment of life insurance policies that continue coverage beyond Age 100. You should consult a qualified tax advisor, as there may be tax consequences.

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We will not accept a premium payment that would cause the Policy to fail to qualify as a life insurance contract for federal tax purposes. If at any time the premiums paid under the Policy exceed the amount allowable for such tax qualification, the excess amount, including any interest as determined under federal tax law, shall be removed from the Policy as of the date of its payment, and any appropriate adjustments in the Death Benefit and/or Accumulated Value shall be made as of such date. This excess amount, including such interest, shall be refunded no later than 60 days after the end of the applicable contract year, as determined under federal tax law.

If this excess amount is not refunded by the end of such 60-day period, the Death Benefit shall be increased retroactively and prospectively to the minimum extent necessary so that at no time is the Death Benefit ever less than the minimum amount necessary to ensure or maintain such tax qualification. In addition, the Accumulated Value will be reduced to reflect any increased Monthly Deductions that result from such Death Benefit increase, starting on the date that the increase is effective.

If you request a decrease in Policy or rider benefits, it may cause a reduction in any applicable tax limits on premiums or cash values for the Policy to maintain such tax qualification. Such a reduction in these limits may require us to make a distribution from the Policy equal to the greatest amount by which the premiums paid or cash values for the Policy, exceed any such reduced limits, as determined under federal tax law, in order to maintain the Policy’s tax qualification. If such a distribution is made, the distribution will be paid to you and the Accumulated Value will be reduced by the amount of the distribution. However, no request for a decrease in Policy or rider benefits will be allowed to the extent that we determine that the resulting reduction in such tax limits would require us to distribute more than the Net Cash Surrender Value for the Policy.

Modified Endowment Contract Tax Status – Unless and until you have given us a Written Request to accept a Modified Endowment Contract (“MEC”) classification for your Policy, the provisions of this Modified Endowment Contract Tax Status subsection apply to your Policy.

Under federal tax law, if the funding of a life insurance contract occurs too rapidly, it becomes a MEC and fails to qualify for certain favorable tax treatment as a result. This Policy is intended to qualify as a life insurance contract that is not a MEC for federal tax purposes. To achieve these purposes, the provisions of this Policy (including any rider or endorsement that does not specifically override this tax qualification provision) shall be interpreted to prevent this Policy from being subject to such MEC treatment, despite any other provision to the contrary. If and while the provisions of this subsection apply to your Policy, the amount of death benefit under this Policy shall never be less than the minimum amount needed to avoid such MEC treatment. We reserve the right to amend this Policy from time to time to reflect any clarifications that may be needed or are appropriate to maintain such tax qualification for non-MEC treatment or to conform the Policy provisions to any applicable changes in such tax qualification requirements, as provided in the Code or any published IRS guidance relating thereto, without consent (where allowed by law). We will send you a copy of such amendment to you at your last known address.

We will not accept a payment as premium or otherwise which would cause the Policy to become a MEC. The 7-Pay Premium, shown on the Policy Specifications, is used solely to determine the Policy’s premium limits to avoid MEC treatment. Payment of one or more 7-Pay Premium amounts does not guarantee that the Policy will never lapse, and additional premiums may be necessary to prevent the Policy from lapsing in the future.

If at any time the amounts paid under the Policy exceed the limit for avoiding such MEC treatment, this excess amount, including any interest as determined under federal tax law, shall be removed from the Policy as of the date of its payment, and any appropriate adjustment in the Death Benefit and/or Accumulated Value shall be made as of such date. This excess amount, including any interest, shall be refunded no later than 60 days after the end of the applicable contract year, as determined under federal tax law.

If this excess amount is not refunded by the end of such 60-day period, the Death Benefit shall be increased retroactively and prospectively to the minimum extent necessary (e.g., to the end of any MEC 7-year test period) so that at no time is the Death Benefit ever less than the minimum amount necessary to avoid Modified Endowment Contract classification. In addition, the Accumulated Value will be reduced to reflect any increased Monthly Deductions resulting from such Death Benefit increase, starting on the date that the increase is effective.

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Any request that would change the Death Benefit or any other benefit or rider under the Policy will not be processed if the change would cause the Policy to be classified as a Modified Endowment Contract. Requested changes that could cause the Policy to be classified as a Modified Endowment Contract include, but are not limited to, an elective reduction in the Total Face Amount, a Death Benefit Option change that would cause a reduction in the Total Face Amount, and a withdrawal that would cause a reduction in the Total Face Amount.

Other Distributions of Accumulated Value – If the Net Amount at Risk ever exceeds three times the original Total Face Amount, we reserve the right to make a distribution of Accumulated Value to make the Net Amount at Risk equal three times the original Total Face Amount. In such case, the distribution will be treated as a premium refund. Note that while such a distribution will be treated as a premium refund for certain contract purposes, normal tax rules will apply in determining the amount of such a distribution, if any, which is taxable.

Additional Services – While this Policy is In Force, we may, either directly or through a third party service provider, provide you with access to independent living-related resources and discounted independent living-related goods and services.

Right to Add Benefits – From time to time we may offer additional benefits that could be available to your Policy by rider or endorsement. To request such an additional benefit, you must submit to us a Written Request. You or the proposed Insured may be subject to new underwriting for any additional benefit requested. If an additional benefit requested is issued pursuant to this paragraph, a Supplemental Schedule of Coverage will be mailed to your last known address.

Change of Risk Class – You may request a change to your Policy’s Risk Class by submitting a Written Request. We may require you to submit Evidence of Insurability in order to evaluate your request. If we approve the change in Risk Class, only the Cost of Insurance Charges deducted from your Accumulated Value thereafter are affected. No other Policy or rider charges will be affected.

Effect of Additional Benefits on Policy Provisions – Your policy may include additional benefits that were added by rider or endorsement. These rider and endorsement forms may include provisions that replace or amend provisions in this contract. Please read this policy and all other forms carefully.

Compliance – We reserve the right to make any change to the provisions of this Policy to comply with, or give you the benefit of, any federal or state statute, rule, or regulation, including but not limited to requirements for life insurance contracts under the Code or of any state. We will provide you with a copy of any such change, and file such a change with the insurance supervisory official of the state in which this Policy is delivered. You have the right to refuse any such change where allowed by state law.

Conformity with IIPRC Standards – This contract was approved under the authority of the IIPRC and issued under the IIPRC standards. If there is any contract provision that is in conflict with any IIPRC standards applicable to this Contract when this Contract was issued, the provision is amended to conform to that standard. Any such amendment is effective on the Contract Date.

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INDEX

Subject	Page

Accumulated Value	5, 12
Administrative Charge	15
Administrative Office	5
After the Monthly Deduction End Date	22
Age	5
Annual Report	23
Application	5
Assignment	21
AV Ratio	16
Basic Life Coverage	5
Basic Life Coverage Layer	5
Basic Face Amount	5
Basis of Values	23
Beneficiary	21
Cash Surrender Value	17
Cash Value Accumulation Test	8
Change of Death Benefit Option	8
Class	5
Code	5
Compliance	25
Cost of Insurance Charge	15
Cost of Insurance Rates	15
Coverage Charge	15
Coverage Layer Date	5
Coverage Layers	5
Death Benefit	7
Death Benefit Option	7
Death Benefit Proceeds	8
Death Benefit Qualification Test	7
Entire Contract	21
Evidence of Insurability	5
Face Amount	5
Face Amount Decrease	9
Face Amount Increase	9
Fixed Accumulated Value	12
Fixed Options	6
General Account	6
Grace Period	16
Guideline Premium Limit	11
Guideline Premium Test	8
In Force	6
Income Benefits	18
Incontestability	22
Insured	6
Investment Options	6
Juvenile Insured	23
Lapse	16

Subject	Page

Loan Amount Available	19
Maturity	22
MEC	24
Misstatement	22
Modified Endowment Contract	11, 12, 13, 24
Monthly Deduction	14
Monthly Deduction End Date	6, 15
Monthly Payment Date	6
Net Accumulated Value	6
Net Amount at Risk	6
Net Asset Value	13
Net Cash Surrender Value	17
Net Investment Factor	13
Net Premium	6
Non-Participating	22
Owner	21
Planned Premium	10
Policy Change Limit	10
Policy Charges	14, 16
Policy Date	6
Policy Debt	6
Policy Illustrations	23
Policy Loans	19
Policy Specifications	6
Premium Allocation	11
Premium Limitation	11
Premium Load	11
Premium Processing	11
Premiums	10
Reinstatement	16
Risk Class	6
Separate Account	6, 20
Suicide Exclusion	22
Surrender	16
Surrender Charge	17
Tax Qualification as Life Insurance	24
Total Face Amount	6
Transfers	14
Unit Value	13
Valuation Day	7
Valuation Period	7
Variable Account	5, 6, 7, 20
Variable Accumulated Value	13
Variable Options	7
Withdrawal	17
Written Request	7

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Pacific Life Insurance Company • [45 Enterprise, Aliso Viejo, CA 92656]

FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE WITH INDEXED OPTIONS

•	Death Benefit Payable On The Death Of The Insured
•	Net Cash Surrender Value Payable Upon Surrender
•	Benefits May Vary Based On Investment Experience
•	Adjustable Face Amount
•	Non-Participating

PS VUL-A

Policy Number:     [VP99999990]

POLICY SPECIFICATIONS

Base Policy:	Flexible Premium Variable Universal Life Insurance with Indexed Option(s)
Premiums:	Planned [Annual] Premium	= $[2,747.25]
	7-Pay Premium	= $[4,197.83]

Policy Date:		[August 1, 2015]
Insured:		[JOHN DOE]
Owner:		[JOHN DOE]

Death Benefit Qualification Test:		[Cash Value Accumulation Test]

Death Benefit Option:		[A]

Minimum Guaranteed Interest Rate for Fixed Options: 2.00% Annually. Any excess interest declared by us will be guaranteed for one year.

Minimum Annual Interest Rate for Funds Left on Deposit:		[2.00]%

Death Benefit Proceeds Additional Interest Rate:		[10.00]%

Minimum Guaranteed Annual Loan Account Interest Crediting Rate: [2.00]%

Maximum Guaranteed Annual Loan Interest Charge Rate: [2.25]%

Net Amount At Risk Factor:		1.0016516
Monthly Deduction End Date:		[August 1, 2100]
Administrative Charge Per Month:		$15.00

Indexed Account Segment Start Dates:		The [15th] Day(s) of Each Calendar Month

(See Indexed Fixed Account Options Section for Additional Information)

Maximum Premium Load Rate:		[6.25]%

Surrender Benefit Cap Percentage:		[90]%

Maximum Threshold Percentage:		[75]%

[State Department Of Insurance: (XXX) XXX-XXXX]

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Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

Summary of Coverages Effective on the Policy Date

P15PVA	Basic Life Coverage [Guaranteed Issue]
P15PVA SP
	Face Amount:	[$25,000]
	Insured:	[JOHN DOE]
	Sex and Age:	[Male 35]
	Risk Class:	[Standard Non-Smoker]

R15ART	Annual Renewable Term Rider [Guaranteed Issue]
R15ART SP
	Face Amount:	$[100,000]
	Insured:	[JOHN DOE]
	Sex and Age:	[Male 35]
	Risk Class:	[Standard Non-Smoker]

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Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

[Annual Renewable Term Rider Value Features

Alternate Rider Cost Of Insurance Charge

[AV Ratio –The AV Ratio as of the Monthly Payment Date is equal to a ÷ b where:

a = the Accumulated Value at the beginning of the Policy month before the Monthly Deduction is charged; and

b = the Death Benefit after any policy changes but before the Monthly Deduction is charged.

In order to determine if the AV Ratio Cost of Insurance Rates can be used, on each Monthly Payment Date, we will calculate the AV Ratio of the Policy and compare it to the current Threshold Percentage. We reserve the right to use Threshold Percentages lower than the Maximum Threshold Percentage shown in the Policy Specifications. Any lesser Threshold Percentage will apply uniformly to all members of the same Class.

AV Ratio Cost of Insurance Rates – Upon the later of the Insured’s age 100 or the 26th Coverage Year, Cost of Insurance Rates may be calculated using the AV Ratio of the policy. These Cost of Insurance Rates may be less than, but will be no greater than the Maximum Cost of Insurance Rates shown in the Policy Specifications. If the AV Ratio is greater than or equal to the Threshold Percentage, then the AV Ratio Cost of Insurance Rates may be used.

If the AV Ratio is less than the Maximum Threshold Percentage, then the AV Ratio Cost of Insurance Rates will not be used and the current Cost of Insurance Rate will be used.

Table of Maximum Threshold Percentages: [ 75]%]]

ICC15 R15ART SP	Page [5]

Policy Number:   [VP99999990]

POLICY SPECIFICATIONS

Maximum Surrender Charge Effective at

Beginning of Coverage Year [Guaranteed Issue]

                         Insured:                                         [John Doe]

Coverage Year	Maximum Surrender Charge	Reduction Factor
[1	273.38	$10.94
2	262.44	10.94
3	251.51	10.93
4	240.57	10.94
5	229.64	10.93
6	218.70	10.94
7	207.77	10.93
8	196.83	10.94
9	185.90	10.93
10	174.96	10.94
11	164.03	10.93
12	147.62	16.41
13	131.22	16.40
14	114.82	16.40
15	98.42	16.40
16+	0	0]

ICC15 P15PVA SP	Page [6]

Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

Table of Cost of Insurance (COI) Rates

for Basic Life Coverage [Guaranteed Issue]

                         Insured:                                                         [JOHN DOE]

Maximum Monthly Cost of Insurance Rates Per $1000.00 of Net Amount at Risk Applicable to this Coverage.

Policy Year	COI Rate	Policy Year	COI Rate	Policy Year	COI Rate
[1	0.10090	30	1.27900	59	21.97380
2	0.10670	31	1.41510	60	23.81220
3	0.11170	32	1.55240	61	25.79270
4	0.12010	33	1.68980	62	27.64150
5	0.12840	34	1.83930	63	29.65380
6	0.13760	35	1.99170	64	31.85100
7	0.14930	36	2.17330	65	34.25960
8	0.16350	37	2.37670	66	36.90860
9	0.17930	38	2.64820	67	39.06360
10	0.19940	39	2.93180	68	41.41760
11	0.22110	40	3.23010	69	43.99540
12	0.24200	41	3.56140	70	46.82420
13	0.26460	42	3.92360	71	49.93700
14	0.27790	43	4.34570	72	53.37330
15	0.29380	44	4.84010	73	57.18460
16	0.31390	45	5.41330	74	61.42910
17	0.33900	46	6.04180	75	66.18210
18	0.37330	47	6.76170	76	71.53880
19	0.41180	48	7.51460	77	77.62690
20	0.45950	49	8.33040	78	83.33330
21	0.51560	50	9.24140	79	83.33330
22	0.57510	51	10.27540	80	83.33330
23	0.63890	52	11.43490	81	83.33330
24	0.69180	53	12.71510	82	83.33330
25	0.75230	54	14.10520	83	83.33330
26	0.82540	55	15.59360	84	83.33330
27	0.91630	56	17.17060	85	83.33330
28	1.02660	57	18.67330	86	83.33330
29	1.14970	58	20.26540	87+	0]

ICC15 P15PVA SP	Page [7]

Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

Table of Cost of Insurance Rates (COI)

for Annual Renewable Term Rider [(Guaranteed Issue)]

                                                           Insured:                                                          [JOHN DOE]

Maximum Monthly Cost of Insurance Rates Per $1000.00 of Net Amount at Risk Applicable to this Coverage.

Policy Year	COI Rate	Policy Year	COI Rate	Policy Year	COI Rate
[1	0.10090	30	1.27900	59	21.97380
2	0.10670	31	1.41510	60	23.81220
3	0.11170	32	1.55240	61	25.79270
4	0.12010	33	1.68980	62	27.64150
5	0.12840	34	1.83930	63	29.65380
6	0.13760	35	1.99170	64	31.85100
7	0.14930	36	2.17330	65	34.25960
8	0.16350	37	2.37670	66	36.90860
9	0.17930	38	2.64820	67	39.06360
10	0.19940	39	2.93180	68	41.41760
11	0.22110	40	3.23010	69	43.99540
12	0.24200	41	3.56140	70	46.82420
13	0.26460	42	3.92360	71	49.93700
14	0.27790	43	4.34570	72	53.37330
15	0.29380	44	4.84010	73	57.18460
16	0.31390	45	5.41330	74	61.42910
17	0.33900	46	6.04180	75	66.18210
18	0.37330	47	6.76170	76	71.53880
19	0.41180	48	7.51460	77	77.62690
20	0.45950	49	8.33040	78	83.33330
21	0.51560	50	9.24140	79	83.33330
22	0.57510	51	10.27540	80	83.33330
23	0.63890	52	11.43490	81	83.33330
24	0.69180	53	12.71510	82	83.33330
25	0.75230	54	14.10520	83	83.33330
26	0.82540	55	15.59360	84	83.33330
27	0.91630	56	17.17060	85	83.33330
28	1.02660	57	18.67330	86	83.33330
29	1.14970	58	20.26540	87+	0]

ICC15 R15ART SP	Page [8]

Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

Table of Maximum Monthly Coverage Charges

for Basic Life Coverage [Guaranteed Issue]

                                                           Insured:                                                          [JOHN DOE]

Policy Year	Coverage Charge	Policy Year	Coverage Charge	Policy Year	Coverage Charge
[1	34.97	30	36.96	59	36.96
2	34.97	31	36.96	60	36.96
3	34.97	32	36.96	61	36.96
4	34.97	33	36.96	62	36.96
5	34.97	34	36.96	63	36.96
6	34.97	35	36.96	64	36.96
7	34.97	36	36.96	65	36.96
8	34.97	37	36.96	66	36.96
9	34.97	38	36.96	67	36.96
10	34.97	39	36.96	68	36.96
11	34.97	40	36.96	69	36.96
12	34.97	41	36.96	70	36.96
13	34.97	42	36.96	71	36.96
14	34.97	43	36.96	72	36.96
15	34.97	44	36.96	73	36.96
16	34.97	45	36.96	74	36.96
17	34.97	46	36.96	75	36.96
18	34.97	47	36.96	76	36.96
19	34.97	48	36.96	77	36.96
20	34.97	49	36.96	78	36.96
21	36.96	50	36.96	79	36.96
22	36.96	51	36.96	80	36.96
23	36.96	52	36.96	81	36.96
24	36.96	53	36.96	82	36.96
25	36.96	54	36.96	83	36.96
26	36.96	55	36.96	84	36.96
27	36.96	56	36.96	85	36.96
28	36.96	57	36.96	86	36.96
29	36.96	58	36.96	87+	0]

ICC15 P15PVA SP	Page [9]

Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

Table of Maximum Monthly Coverage Charges for

Annual Renewable Term (“ART”) Rider [Guaranteed Issue]

                                                           Insured:                                                          [JOHN DOE]

Policy Year	Coverage Charge	Policy Year	Coverage Charge	Policy Year	Coverage Charge
[1	26.80	30	36.35	59	36.35
2	26.80	31	36.35	60	36.35
3	26.80	32	36.35	61	36.35
4	26.80	33	36.35	62	36.35
5	26.80	34	36.35	63	36.35
6	26.80	35	36.35	64	36.35
7	26.80	36	36.35	65	36.35
8	26.80	37	36.35	66	36.35
9	26.80	38	36.35	67	36.35
10	26.80	39	36.35	68	36.35
11	26.80	40	36.35	69	36.35
12	26.80	41	36.35	70	36.35
13	26.80	42	36.35	71	36.35
14	26.80	43	36.35	72	36.35
15	26.80	44	36.35	73	36.35
16	26.80	45	36.35	74	36.35
17	26.80	46	36.35	75	36.35
18	26.80	47	36.35	76	36.35
19	26.80	48	36.35	77	36.35
20	26.80	49	36.35	78	36.35
21	36.35	50	36.35	79	36.35
22	36.35	51	36.35	80	36.35
23	36.35	52	36.35	81	36.35
24	36.35	53	36.35	82	36.35
25	36.35	54	36.35	83	36.35
26	36.35	55	36.35	84	36.35
27	36.35	56	36.35	85	36.35
28	36.35	57	36.35	86	36.35
29	36.35	58	36.35	87+	0]

ICC15 R15ART SP	Page [10]

Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

[1 YEAR INDEXED ACCOUNT

Segment Term: 1 Year

Segment Guaranteed Interest Rate: 1.00%

Cumulative Segment Guaranteed Interest Rate: 1.00%

Guaranteed Minimum Participation Rate: 100% for the Segment Term

Guaranteed Minimum Growth Cap: 3% for the Segment Term

Monthly Indexed Account Charge Rate: 0.025%

Overview – This describes the elements and method used in calculating Segment Indexed Interest for each Segment of this Indexed Account. The Participation Rate and Growth Cap used in determining the credited rate from the index are not guaranteed and can be changed by us for future segments, subject to the guarantees in the Policy, and any such changes can affect the return. Also, see Indexed Fixed Account Options.

Index – The Index is the S&P 500® Index, excluding dividends. If the S&P 500® Index is discontinued, or if we are unable to use it for reasons beyond our control, we will substitute a successor index of our choosing subject to approval by the Interstate Insurance Product Regulation Commission (IIPRC). In such case, we will notify you and any assignee of record of the change at the respective last known addresses.

Segment Indexed Interest – At Segment Maturity, Segment Indexed Interest will be credited to the Segment and is equal to the Segment Indexed Interest Rate multiplied by the average of all Segment Monthly Balances over the entire Segment Term.

Segment Monthly Balance – The Segment Monthly Balance is, as of the end of any Segment Month, the amount initially transferred to the Segment on the Segment Date minus all Segment Deductions, excluding any interest that may have been credited to the Segment.

Segment Indexed Interest Rate – The Segment Indexed Interest Rate reflects any growth in the Index multiplied by the Participation Rate, subject to the Growth Cap, that exceeds the Cumulative Segment Guaranteed Interest Rate. The Segment Indexed Interest Rate is equal to [the lesser of (a x b) and c] - d, such result being not less than zero, where:

a = Index Growth Rate

b = Participation Rate

c = Growth Cap

d = Cumulative Segment Guaranteed Interest Rate

Index Growth Rate – In calculating the Segment Indexed Interest, the Index Growth Rate for that Segment Term is first calculated, as (f ÷ e) – 1, where:

e = the Closing Value of the Index as of the day before the beginning of the Segment Term; and

f = the Closing Value of the Index as of the day before the end of the Segment Term.

Participation Rate – This is the percentage of the Index Growth Rate that is used in calculating the Segment Indexed Interest Rate. The Guaranteed Minimum Participation Rate is shown above. We may declare a higher Participation Rate, which will be shown in your Annual Report or other written notice.

Growth Cap – This is the maximum total interest rate for a Segment over the Segment Term, including both the Cumulative Segment Guaranteed Interest Rate and the Segment Indexed Interest Rate. The Guaranteed Minimum Growth Cap is shown above. We may declare a higher Growth Cap, which will be shown in your Annual Report or other written notice.

ICC15 P15PVA SP	Page [11]

Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

Cumulative Segment Guaranteed Interest Rate – The Cumulative Segment Guaranteed Interest Rate is the Segment Guaranteed Interest Rate compounded annually for the number of years of the Segment Term.

Monthly Indexed Account Charge Rate – Monthly Indexed Account Charges are assessed as part of the policy’s Monthly Deductions. According to the Processing of Account Deductions provision, deductions in excess of the Fixed Accumulated Value and the Variable Accumulated Value will be deducted from the Segments of the Indexed Accumulated Value (see Processing of Account Deductions and Segment Deductions provisions). As a result, the Segment Guaranteed Interest Rate of 1.00% is effectively reduced by the Monthly Indexed Account Charge Rate of 0.025%.

Product – Refers to the product provided by this Policy.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Pacific Life Insurance Company. S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Pacific Life Insurance Company. Pacific Life Insurance Company’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of Pacific Life Insurance Company’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Pacific Life Insurance Company’s Product(s) particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Pacific Life Insurance Company with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Pacific Life Insurance Company or Pacific Life Insurance Company’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Pacific Life Insurance Company or the owners of Pacific Life Insurance Company’s Product(s) into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Pacific Life Insurance Company’s Product(s) or the timing of the issuance or sale of Pacific Life Insurance Company’s Product(s) or in the determination or calculation of the equation by which Pacific Life Insurance Company’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Pacific Life Insurance Company’s Product(s). There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to Pacific Life Insurance Company’s Product(s) currently being issued by Pacific Life Insurance Company, but which may be similar to and competitive with Pacific Life Insurance Company’s Product(s). In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR

ICC15 P15PVA SP	Page [12]

Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PACIFIC LIFE INSURANCE COMPANY, OWNERS OF PACIFIC LIFE INSURANCE COMPANY’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN

ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PACIFIC LIFE INSURANCE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

ICC15 P15PVA SP	Page [13]

Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

[1 YEAR INDEXED ACCOUNT 3

Segment Term: 1 Year

Segment Guaranteed Interest Rate: 1.00%

Cumulative Segment Guaranteed Interest Rate: 1.00%

Guaranteed Minimum Participation Rate: 140% for the Segment Term

Guaranteed Minimum Growth Cap: 2% for the Segment Term

Monthly Indexed Account Charge Rate: 0.025%

Overview – This describes the elements and method used in calculating Segment Indexed Interest for each Segment of this Indexed Account. The Participation Rate and Growth Cap used in determining the credited rate from the index are not guaranteed and can be changed by us for future segments, subject to the guarantees in the Policy, and any such changes can affect the return. Also, see Indexed Fixed Account Options.

Index – The Index is the S&P 500® Index, excluding dividends. If the S&P 500® Index is discontinued, or if we are unable to use it for reasons beyond our control, we will substitute a successor index of our choosing subject to approval by the Interstate Insurance Product Regulation Commission (IIPRC). In such case, we will notify you and any assignee of record of the change at the respective last known addresses.

Segment Indexed Interest – At Segment Maturity, Segment Indexed Interest will be credited to the Segment and is equal to the Segment Indexed Interest Rate multiplied by the average of all Segment Monthly Balances over the entire Segment Term.

Segment Monthly Balance – The Segment Monthly Balance is, as of the end of any Segment Month, the amount initially transferred to the Segment on the Segment Date minus all Segment Deductions, excluding any interest that may have been credited to the Segment.

Segment Indexed Interest Rate – The Segment Indexed Interest Rate reflects any growth in the Index multiplied by the Participation Rate, subject to the Growth Cap, that exceeds the Cumulative Segment Guaranteed Interest Rate. The Segment Indexed Interest Rate is equal to [the lesser of (a x b) and c] - d, such result being not less than zero, where:

a = Index Growth Rate

b = Participation Rate

c = Growth Cap

d = Cumulative Segment Guaranteed Interest Rate

Index Growth Rate – In calculating the Segment Indexed Interest, the Index Growth Rate for that Segment Term is first calculated, as (f ÷ e) – 1, where:

e = the Closing Value of the Index as of the day before the beginning of the Segment Term; and

f = the Closing Value of the Index as of the day before the end of the Segment Term.

Participation Rate – This is the percentage of the Index Growth Rate that is used in calculating the Segment Indexed Interest Rate. The Guaranteed Minimum Participation Rate is shown above. We may declare a higher Participation Rate, which will be shown in your Annual Report or other written notice.

Growth Cap – This is the maximum total interest rate for a Segment over the Segment Term, including both the Cumulative Segment Guaranteed Interest Rate and the Segment Indexed Interest Rate. The Guaranteed Minimum Growth Cap is shown above. We may declare a higher Growth Cap, which will be shown in your Annual Report or other written notice.

ICC15 P15PVA SP	Page [14]

Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

Cumulative Segment Guaranteed Interest Rate – The Cumulative Segment Guaranteed Interest Rate is the Segment Guaranteed Interest Rate compounded annually for the number of years of the Segment Term.

Monthly Indexed Account Charge Rate – Monthly Indexed Account Charges are assessed as part of the policy’s Monthly Deductions. According to the Processing of Account Deductions provision, deductions in excess of the Fixed Accumulated Value and the Variable Accumulated Value will be deducted from the Segments of the Indexed Accumulated Value (see Processing of Account Deductions and Segment Deductions provisions). As a result, the Segment Guaranteed Interest Rate of 1.00% is effectively reduced by the Monthly Indexed Account Charge Rate of 0.025%.

Product – Refers to the product provided by this Policy.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Pacific Life Insurance Company. S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Pacific Life Insurance Company. Pacific Life Insurance Company’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of Pacific Life Insurance Company’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Pacific Life Insurance Company’s Product(s) particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Pacific Life Insurance Company with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Pacific Life Insurance Company or Pacific Life Insurance Company’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Pacific Life Insurance Company or the owners of Pacific Life Insurance Company’s Product(s) into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Pacific Life Insurance Company’s Product(s) or the timing of the issuance or sale of Pacific Life Insurance Company’s Product(s) or in the determination or calculation of the equation by which Pacific Life Insurance Company’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Pacific Life Insurance Company’s Product(s). There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to Pacific Life Insurance Company’s Product(s) currently being issued by Pacific Life Insurance Company, but which may be similar to and competitive with Pacific Life Insurance Company’s Product(s). In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR

ICC15 P15PVA SP	Page [15]

Policy Number:    [VP99999990]

POLICY SPECIFICATIONS

FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PACIFIC LIFE INSURANCE COMPANY, OWNERS OF PACIFIC LIFE INSURANCE COMPANY’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN

ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PACIFIC LIFE INSURANCE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

ICC15 P15PVA SP	Page [16]